As filed with the Securities and Exchange Commission on July 2, 2018.
Registration Statement No. 333-223459

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE PRAETORIAN GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	522320	82-3296774
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
66-85 73rd Place
Middle Village, NY 11379
(718) 261-1711
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gerard Marrone
Chief Executive Officer
The Praetorian Group, Inc.
66-85 73rd Place
Middle Village, NY 11379
(718) 261-1711
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Marc J. Adesso
Jason A. Burner
Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, Tennessee 37219
(615) 244-6380

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer	☐	Accelerated Filer	☐	Non-accelerated Filer	☐	Smaller Reporting Company	☒
						Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended.   ☐

CALCULATION OF REGISTRATION FEE
Title of each classof securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Pax Coin Series Preferred Stock	15,000,000.00	$5.00	$75,000,000.00	$9,337.50(1)

(1)
Previously paid by the registrant in connection with the filing of its Registration Statement on Form S-1 on March 6, 2018.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Preliminary Prospectus, Subject to Completion
Dated July 2, 2018
THE PRAETORIAN GROUP, INC.
Up to 15,000,000 Coins
($75,000,000)
This is the initial public offering (the “Offering”) by The Praetorian Group, Inc. (the “Company”) of its Pax Coin Series Preferred Stock, par value $0.0001 per share of Pax Coin Series Preferred Stock (each, a “Pax Coin” or “coin”). The Company is offering up to 15,000,000 Pax Coins at an offering price of  $5.00 per coin, for an aggregate offering amount of up to $75,000,000. There is no minimum aggregate offering amount, but the Company will impose a minimum purchase requirement of  $2,500 (or 500 coins) per investor to participate in the Offering, unless such minimum is waived by the Company in its sole discretion, which may be done on a case-by-case basis. The gross proceeds of the Offering will be deposited in an escrow account until it has completed a closing. A closing is considered to be any time the Company instructs its escrow agent to release funds from its escrow account to the bank account of the Company. At a closing, the proceeds will be distributed to the Company and the associated Pax Coins will be issued to investors. The Company intends to complete one or more closings, on a rolling basis. If there are no closings or if funds remain in the escrow account upon termination of this Offering without any corresponding closing, the investments for this Offering will be promptly returned to investors, without deduction and without interest. VStock Transfer, LLC (“VStock”) will serve as the escrow agent for the gross proceeds of the Offering.
The Company expects to commence the sale of Pax Coins within two days after the registration statement, of which this prospectus is a part, is declared effective by the United States Securities and Exchange Commission (the “SEC”). This Offering will terminate on the earlier of  (i) one year from the date our registration statement is declared effective, (ii) the date on which all of the coins offered hereby are sold, or (iii) the date that this Offering is earlier terminated by the Company, in its sole discretion.
Pax Coins offered by the Company will be sold on behalf of the Company by its directors and executive officers directly to the public with no commission or other remuneration payable to them for any coins that are sold by them. In offering coins on the Company’s behalf, its directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company may also elect to engage licensed broker-dealers to act as sales agents in this Offering. No sales agents have yet been engaged to sell coins. This Offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription agreements to prospective investors, and all coins will be offered on a “best-efforts” basis. As there is no minimum offering amount for the Company to conduct a closing, upon the approval of any subscription to this prospectus and after a closing, the Company may immediately instruct the escrow agent to deposit the proceeds into the bank account of the Company and may thereafter utilize such proceeds in accordance with the “Use of Proceeds” section on page 26.
No established public trading market for the Pax Coins currently exists. However, the Company intends to apply to have the Pax Coins approved for trading on the OTC Markets Group Inc.’s OTCQB marketplace (the “OTCQB”) and expects the Pax Coins to trade under the symbol “PAX” upon the completion of this Offering. In the event the Company’s coins are not approved for trading on the OTCQB, the Company plans to apply to have the Pax Coins approved for trading on an electronic exchange for cryptocurrencies, such as the digital asset exchange operated by Gemini Trust Company, LLC or any electronic exchange for cryptocurrencies that might become registered with the SEC. There is no guarantee that the Pax Coin will ever trade on any listed exchange, be quoted on the OTCQB or any electronic exchange for cryptocurrencies.
The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and as such, it has elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. See “Risk Factors” and “Business.”
Investing in Pax Coins involves a high degree of risk. You should purchase Pax Coins only if you can afford the complete loss of your investment. You should carefully read “Risk Factors” beginning on page 8 for a discussion of the risks you should consider before buying Pax Coins.
Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2018

i

Industry and Market Data
The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications and other published independent sources. Certain information contained in “Business” is based on studies, analyses and surveys prepared by third-party sources. The Company did not commission the preparation of any of these sources or publications. Although the Company believes these third-party sources are reliable as of their respective dates, we have not independently verified the accuracy or completeness of this information. Some data is also based on the Company’s good faith estimates. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.
Trademarks and Trade Names
From time to time, the Company will or may own or have rights to various trademarks, service marks and trade names that it uses in connection with the operation of its business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. The Company’s use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply, a relationship with the Company or an endorsement or sponsorship by or of it. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks, service marks and trade names.
Additional Information
You should rely only on the information contained in this prospectus. The Company has not authorized any other person to provide you with additional information or information different from that contained in this prospectus filed with the SEC. If anyone provides you with different or inconsistent information, you should not rely on it. The Company takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Company is offering to sell, and seeking offers to buy, coins only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this document, regardless of the time of delivery of this prospectus or any sale of the Company’s coins. The Company’s business, financial condition, results of operations, and prospects may have changed since that date.
You should not interpret this prospectus or its contents to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice before you decide whether to invest in Pax Coins.
For investors outside the United States: The Company has not done anything that would permit this Offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the Offering of the coins and the distribution of this prospectus outside of the United States.
ii

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in the Pax Coins, you should carefully read this entire prospectus, including the Company’s financial statements and the related notes included elsewhere in this prospectus and the information set forth under the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Unless the context otherwise requires, the term the “Company” refers to The Praetorian Group, Inc. The Company’s fiscal year ends December 31.
Overview
The Company is a blockchain-focused company headquartered in New York that has created the PAX Coin, a real estate-backed cryptocurrency. The Company eventually plans to use the Pax Coin as its entry point into the merchant services industry, in order to create digital products that, ideally, will allow users to spend cryptocurrencies anywhere in the world, seamlessly. The Company was incorporated on November 1, 2017 under the laws of the State of Delaware. To date, the Company’s efforts have focused upon developing the blockchain-based technology necessary to issue the coins offered hereunder. However, the Company ultimately intends to pursue a two-phase business model.
Phase One
In the first phase of the Company’s business model, the Company will seek to acquire residential and commercial real estate properties. The Company plans to use a combination of cash (including the proceeds of this Offering), debt instruments and cryptocurrencies (including its own coins) to acquire real estate. The Company is aware that to date cryptocurrencies have not been widely adopted as a means of exchange, specifically related to real property, but it will seek to change that paradigm through its acquisitions and later development/revitalization efforts. The Company expects that it will create positive cash flows by upgrading and renting out the properties that the Company acquires. The Company has not acquired any real estate and there can be no assurances that it will successfully identify or acquire any real estate property that fits within its business model.
The Company intends to employ an 80-20 portfolio allocation between residential and commercial real estate holdings. The Company intends that no more than 20% of the initial portfolio consist of commercial properties because the Company believes that certain kinds of commercial property will not hold value as well as residential real estate. The Company believes that, as a result of the “Amazonization” of the world, commercial space and retail storefronts will begin to decrease in value and prevalence over time as consumers continue the trend toward more online shopping. While certain types of commercial real estate will continue to retain value, the Company believes that residential property across property types will retain value better in the long term, across all market conditions. To wit, the Company posits that while a consumer may not need a storefront in the 21st century to do their shopping, they will always require a roof over their head.
The Company has developed a specific model for determining the location for potential acquisition properties that it has termed the “reverse L.” The reverse L model refers to the geographic shape of the target locations in the United States in which the Company intends to acquire properties, starting in the State of New York, including upstate New York, down the Eastern Seaboard, into the upper portions of Florida (e.g., Jacksonville) and across the Gulf of Mexico into the State of Texas. The Company has created and is adopting this model because there are numerous markets therein that it believes are undervalued or in a geographic area ripe for a turnaround or recovery.
Developing and improving the Company’s real estate holdings post-acquisition is also part of the first phase of the Company’s business plan. After acquiring properties and determining what improvements or alterations are required, the Company will begin to retrofit and update its properties with modern technologies in order to increase the attractiveness of the properties to potential tenants and purchasers as well as decrease overhead expenses like utilities. By installing things like solar panels, water purification systems, battery walls and upgraded electrical systems, depending on the type and location of the property, the Company will be able to decrease property expenses, take advantage of local green energy rebates and improve tenant experiences, which the Company believes will increase cash flow and the value of the properties.
As part of the first phase, the Company plans on engaging with the local community through meetings and informal discussions to better understand the needs and culture of that particular community. The Company hopes to use this information to guide its investment strategy and development in that community so as to maximize the benefit of the acquisition. This information will also help the Company in determining what sort of programs are needed in the community to enhance the value of the Company’s holdings there, such as vocational, educational, community outreach or other programs that will help transform and revitalize the community encompassing the Company’s acquired properties. The Company will not be able to launch this initiative until the Company has acquired properties and has begun to generate income.
By way of example of the Company’s reverse L model, the Company has identified Utica, New York as an area ripe for revitalization and accordingly, it has identified 50+ rental units for acquisition that the Company believes are undervalued. The town of Utica, and upstate New York generally, has endured a prolonged economic downturn as a result of the last financial crisis and the globalization of manufacturing. The recent growth of the economy and the resurgence of manufacturing and development of new manufacturing in the US generally and upstate New York specifically, creates opportunities in Utica and the potential for significant increases in property values as well as a need for employee housing and commercial space.
On the commercial property side, the Company plans to acquire properties that are anchored by well-known names and brands. Examples of buildings it would seek to acquire are those leased by financial institutions (i.e. Bank of America, N.A., CitiBank, N.A., JPMorgan Chase Bank, N.A., etc.), pharmacy chains (i.e. Walgreens), technology companies, (i.e. IBM, Amazon, Google), and other businesses with long histories of tenancies and survival in all market conditions.
Phase Two
In the second phase of the Company’s business model, the Company intends to create a digital asset wallet that will enable users to spend cryptocurrency anywhere in the world by utilizing their smartphone or an universal debit card. The Company believes that the tenants of its real estate properties may function as the initial user base for its digital asset wallet products. Once the Company has successfully set up its debit network and has perfected the user experience, it intends to launch a “referral-based program” whereby, similar to the “PayPal” model, it will grow its debit network through referrals and rewards. The Company plans to offer rewards to users who refer their network of personal contacts to the Company’s platform in the form of fractions of a Pax Coin for each referral. The Company believes that this growth model is the strongest way to build its debit network, but the Company will seek other avenues of growth alongside of its referral based strategy. There is no guarantee that the referral strategy or any other strategy that is undertaken by the Company will lead to growth in its user base or the success of its operations. Furthermore, there can be no assurances that the Company will ever progress in its business model to commence this second phase.
For the avoidance of doubt, the Company does not intend to use any of the proceeds of this Offering to launch or finance any phase two operations, as described above.
Management Team
Led by Gerard Marrone, co-founder and Chief Executive Officer, and Louis Adimando, co-founder and Chief Strategy Officer, the Company’s executive team brings leadership, business knowledge, sales, financial and branding experience to the Company. The Company’s executive team also includes Mark Rubin, Chief Financial Officer, who has over 40 years of experience in the corporate public accounting industry. The Company believes that its extensive relationships and experience in the real estate industry will provide a robust pipeline of real estate investment opportunities. Furthermore, by identifying its own real estate investment opportunities, the Company will have the ability to assume greater control over the structuring of its acquisition transactions, ideally providing it with a greater ability to own and invest in potentially higher yielding rental properties. By providing access to the revenue streams that arise from such investments, the Company believes that Pax Coin provides a value proposition that is unique in the cryptocurrency space.
The Company’s current board of directors consists of Mr. Marrone, Mr. Adimando and Mr. Rubin. The Company plans to expand its board of directors by electing additional board members, including a chairman and independent directors subsequent to the final closing of the Offering.
In addition, the Company has hired a dedicated team of non-executive professionals, including Joshua Lutz, Creative Director, who has over 20 years’ experience building websites, solving creative problems and building brands worldwide. Mr. Lutz is the Company’s expert at addressing the many customer familiarity issues cryptocurrency faces in today’s marketplace. The Company’s team of non-executive professionals also includes Ryan Gorman, Media and Public Relations Advisor. Mr. Gorman has held senior positions in multiple public relations firms, such as Account Supervisor at Kwittken (a brand strategy and public relations firm) and Senior Account Supervisor at Dukas Linden Public Relations. Mr. Gorman has executed B2B and B2C communications and marketing programs across a broad range of financial firms including ETF and mutual fund issuers, hedge funds and fintech startups.
The Company’s technology and software development team is led by Ahmad Siddiqi. Mr. Siddiqi has been involved in the cryptocurrency community since 2013. With 15 years of finance and software experience, the Company believes he is well positioned to understand and see both the potential future benefits and developmental challenges of digital assets such as the Pax Coin. Also on Mr. Siddiqui’s team is Terry Nirmaier. Mr. Nimaier possesses a strong understanding of object-oriented analysis/design and Microsoft.Net Development frameworks, and is highly skilled at progressing from problem statement to well-documented design.
Pax Coin
The Company has designated a series of its preferred stock as “Pax Coin” preferred stock, which will be issued in book-entry electronic form only and recorded electronically on the Ethereum blockchain. The Pax Coin was developed using the ERC-644 standard on the Ethereum blockchain, which is an extension to the ERC-20 standard cryptocurrency specification, and which is backwards compatible with the ERC-20 standard. The Company used the ERC-644 standard as it allows Pax Coins to easily upgrade to future improved standards, allows for user functionality of Pax Coins outside of the blockchain, and most importantly, allows the Company to separate Pax Coins holders’ transaction ledger from the software code that makes up the Ethereum blockchain in the event that the software code underlying Pax Coin or the Ethereum blockchain were to be hacked by malicious third parties. Furthermore, this separation allows

Pax Coin to use smart contracts on the Ethereum blockchain to manage issuance of Pax Coin, in connection with the Company’s transfer agent, VStock’s recording of all transactions in Pax Coin. There can be no assurances that the ERC-644 standard will suffice to protect Pax Coin from attacks or hacks from malicious third parties.
Furthermore, the Company believes that the Pax Coin will be the first cryptocurrency that is backed by a revenue stream created by the receipt of rental payments from a portfolio of commercial and residential real estate held by the Company. See “Description of Capital Stock and Coins” on page 50 of this prospectus for further information regarding the powers, preferences, rights, qualifications, limitations and restrictions of the Pax Coins.
Risk Factors
You should carefully read and consider the information set forth under the heading “Risk Factors” and all other information set forth in this prospectus before deciding to invest in our coins. These risks include, but are not limited to, the following:
•
Cryptocurrency exchanges and other trading venues are relatively new, largely unregulated and may therefore may be subject to fraud and failures.

•
Regulatory changes or actions may alter or restrict the use of cryptocurrencies in a manner that adversely affects the Company’s business, prospects or operations.

•
Development of Pax Coin may never be completed, and the Company may never successfully implement either phase of its business plan.

•
Alternative coins may be established that compete with or are more widely used than Pax Coin. In addition, many of the Company’s potential competitors attempting to disseminate such coins have substantially greater commercial infrastructures and financial, technical and personnel resources than the Company has. If the Company is not able to compete effectively against its competitors, its business will not grow and its financial condition and operations will suffer.

•
The Company’s concept of creating a real-estate backed coin is new and untested.

•
Coinholders will not have the rights enjoyed by investors in certain other, more traditional vehicles or securities.

•
The Company’s lack of operating history.

•
The Company’s liquidity and the net losses that it expects to incur as it develops its business. If such losses mean that the Company does not continue as a going concern, investors could lose their entire investment.

•
The Company’s need for additional financing to achieve its goals, and a failure to obtain this necessary capital when needed could force the Company to delay, limit, reduce or terminate our product development or commercialization efforts.

•
The Company depends on key personnel.

•
Securing, maintaining and defending patent or other intellectual property protections for the Company’s technology and coins. The Company’s inability to obtain adequate patent protection for its products or failure to successfully defend against any infringement claims could adversely affect its business. Any challenges relating to the Company’s intellectual property may require it to spend a substantial amount of time and money to resolve, if at all possible.

Going Concern
The Company has a limited operating history and has minimal assets. Since inception, the Company has incurred net losses. As of March 31, 2018, the Company had a working capital deficiency of  $237,155 and stockholders’ deficiency of  $217,982. The Company believes these conditions indicate that there is substantial doubt about its ability to continue as a going concern for a period of at least twelve months from the date of this filing. The Company’s plans in regard to these matters are described in footnote 2 to its audited financial statements as of December 31, 2017 and for the period from November 1, 2017 (Inception) to December 31, 2017, which are included in this prospectus. The report of the Company’s independent registered public accounting firm with respect to its financial statements as of December 31, 2017 and for the period from November 1, 2017 (Inception) to December 31, 2017 includes an explanatory paragraph indicating that its financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Emerging Growth Company
The Company is an “emerging growth company” within the meaning of the federal securities laws. For as long as it is an emerging growth company, it will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (“SOX”), the reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Company intends to take advantage of these reporting exemptions until it is no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that the Company has made due to its status as an emerging growth company, see “Risk Factors” on page 8 of this prospectus.
Corporate Information
The Company was incorporated under the laws of the State of Delaware on November 1, 2017. Its principal executive offices are located at 66-85 73rd Place, Middle Village, New York 11379, and its telephone number is (718) 261-1711. The Company’s website address is www.praetoriangroup.io. Information contained on or accessible through its website is not a part of this prospectus and should not be relied upon in determining whether to make an investment decision.

The Offering
Issuer in this Offering:
The Praetorian Group, Inc.
Securities offered:
Pax Coins
Price per coin:
$5.00
Coins offered in this Offering:
15,000,000 coins
Coins outstanding after this Offering:
16,342,000 coins, assuming the maximum amount of coins are sold in this Offering.
Minimum purchase requirement:
$2,500 per investor, unless such minimum is waived by the Company in its sole discretion, which may be done on a case-by-case basis.
Risk factors:
You should carefully read and consider the information set forth under the heading “Risk Factors” and all other information set forth in this prospectus before deciding to invest in the Company’s coins.
Use of proceeds:
The Company estimates that the net proceeds from this Offering, after deducting the estimated Offering expenses payable by it, will be approximately $72,500,000, assuming a public offering price of  $5.00 per coin. The Company intends to use the net proceeds of this Offering for marketing costs, salaries for key management, intellectual property support associated with its business operations and general capital working purposes to launch the business including deployment of investment capital for the purchase of various real estate holdings in New York State and throughout the United States. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this Offering.
Dividend policy:
The Company has never declared or paid any dividends on its coins, and likely does not currently have sufficient funds to support regular dividend payments. However, the Company’s board of directors presently intends to pay regular annual dividends to its coinholders, either in cash, Pax Coins or a combination of both. The amount and frequency of dividends, if any, will be determined by the Company’s board of directors after consideration of number of factors, including, but not limited to: (1) the Company’s historical and projected financial condition, liquidity and results of operations, including the performance of the real estate portfolio underlying its coins, (2) the Company’s capital levels and needs, (3) any acquisitions or potential acquisitions that it is considering, (4) contractual or statutory prohibitions and other legal limitations, (5) general economic conditions and (6) other factors deemed relevant by its board of directors. The Company cannot assure you that it will ever be able to pay dividends to coinholders. See “Dividend Policy.”
Plan of distribution:
Pax Coins offered by the Company will be sold by its directors and executive officers on a “best-efforts” basis, directly to the public with no commission or other remuneration payable to them for any coins that are sold by them. The Company may also elect to engage licensed broker-dealers to act as sales agents in this Offering. No sales agents have yet been engaged to sell coins.
Ticker symbol:
No established public trading market for the Pax Coins currently exists. However, the Company intends to apply to have the Pax Coins approved for trading on the OTCQB and expect the Pax Coins to trade under the symbol “PAX” upon the completion of this Offering. In the event the Company’s coins are not approved for trading on the OTCQB, the Company plans to apply to have the Pax Coins approved for trading on an electronic exchange for cryptocurrencies, such as the digital asset exchange operated by Gemini Trust Company, LLC or any electronic exchange for cryptocurrencies that might become registered with the SEC. There is no guarantee that the Pax Coin will ever trade on any listed exchange, or quoted on the OTCQB or any electronic exchange for cryptocurrencies.

RISK FACTORS
Investing in the Company’s coins involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing Pax Coins. If any of the following risks occurs, the Company’s business, financial condition, liquidity, results of operations or business prospects could be materially and adversely affected. In that case, the trading price of Pax Coins could decline, and you may lose some or all of your investment.
RISKS RELATING TO THE COMPANY’S BUSINESS AND INDUSTRY
Cryptocurrency exchanges and other trading venues are relatively new and, in most cases, largely unregulated and may therefore may be subject to fraud and failures.
When cryptocurrency exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, such events could result in a reduction in cryptocurrency prices, impact the success of the Company and have a material adverse effect on the ability of the Company to continue as a going concern, which correspondingly could harm the business, prospects and operations of the Company.
Cryptocurrency market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, commodities or currencies. For example, during the past three years, a number of bitcoin exchanges have closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed exchanges were not compensated or made whole for partial or complete losses of their account balances. While smaller exchanges are less likely to have the infrastructure and capitalization that may provide larger exchanges with some stability, larger exchanges may be more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action. The Company does not maintain any insurance to protect from such risks, and does not expect any insurance for customer accounts to be available (such as federal deposit insurance) at any time in the future, putting customer accounts at risk from such events. In the event the Company faces fraud, security failures, operational issues or similar events such factors would have a material adverse effect on the ability of the Company to continue as a going concern, which could have a material adverse effect on the business, prospects or operations of the Company.
Regulatory changes or actions may alter the nature of an investment in the Company or restrict the use of cryptocurrencies in a manner that adversely affects the Company’s business, prospects or operations.
As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies, with certain governments deeming them illegal while others have allowed their use and trade.
For example, on July 25, 2017, the SEC released an investigative report which states that the United States would, in some circumstances, consider the offer and sale of coins pursuant to an initial coin offering (“ICO”) subject to federal securities laws. Thereafter, China released statements and took similar actions. These releases may be a prelude to further action which could chill widespread acceptance of cryptocurrency and effect the ability of the Company to continue as a going concern, which could have a material adverse effect on the business, prospects or operations of the Company.
Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. Similar actions by governments or regulatory bodies (such as an exchange on which the Company’s securities are listed, quoted or traded) could result in restriction of the acquisition, ownership, holding, selling, use or trading in the Company’s securities. On-going and future regulatory actions may impact the ability of the Company to continue to operate and such actions could affect the ability of the Company to continue as a going concern, which could have a material adverse effect on the business, prospects or operations of the Company.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies are subject to a variety of factors that are difficult to evaluate.
The use of cryptocurrencies to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs digital assets based upon a computer-generated mathematical and/or cryptographic protocol. The growth of this industry in general, and the use of cryptocurrencies in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur and is unpredictable. The factors include, but are not limited to:
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Continued worldwide growth in the adoption and use of cryptocurrencies;

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Governmental and quasi-governmental regulation of cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar cryptocurrency systems;

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The maintenance and development of the open-source software protocol of the network;

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The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

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General economic conditions and the regulatory environment relating to digital assets; and

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Negative consumer sentiment and perception of bitcoin specifically and cryptocurrencies generally.

Such events would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account and harm investors in the Company’s securities.
Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment, including financial institutions of investors in the Company’s securities.
A number of companies that provide cryptocurrency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. The Company has not experienced difficulties in maintaining banking relationships, but as the Company scales, it may be unable to obtain or maintain these services for its business activities. The difficulty that many businesses that provide cryptocurrency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies and could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses providing cryptocurrency-related services. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and commodities exchanges, the over the counter market and VStock, which, if any of such entities adopts or implements similar policies, rules or regulations, could result in the inability of the Company’s investors to open or maintain stock or commodities accounts, including the ability to deposit, maintain or trade the Company’s securities. Such factors would have a material adverse effect the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and harm investors in the Company’s securities.

The impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain.
Crises may motivate large-scale purchases of cryptocurrencies which could increase the price of cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior wanes, adversely affecting the value of the Company’s coins. Such risks may be similar to the risks of purchasing, holding or selling commodities (such as gold) in uncertain times.
As an alternative to commodities or fiat currencies that are backed by central governments, cryptocurrencies, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services. How such supply and demand will be impacted by geopolitical events is uncertain but could be harmful to the Company and investors in the Company’s securities. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Such events would have a material adverse effect on the ability of the Company to continue as a going concern, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.
The Company’s coins might be used for illegal or improper purposes, which could expose the Company to additional liability and harm its business.
The Company’s coins remain susceptible to potentially illegal or improper uses as criminals are using increasingly sophisticated methods to engage in illegal activities involving internet services, such as money laundering, terrorist financing, drug trafficking, human trafficking, illegal online gaming, romance and other online scams, prohibited sales of pharmaceuticals, fraudulent sale of goods or services, piracy of software, movies, music and other copyrighted or trademarked goods, unauthorized uses of credit and debit cards or bank accounts and similar misconduct. Coinholders may also encourage, promote, facilitate or instruct others to engage in illegal activities. If the measures the Company has taken are too restrictive and inadvertently screen proper transactions, this could diminish customer experience which could harm its business. Despite measures the Company has taken to detect and lessen the risk of this kind of conduct, assure you that these measures will stop all illegal or improper uses of Pax Coins. The Company’s business could be harmed if customers use its system for illegal or improper purposes.
Acceptance and/or widespread use of cryptocurrency is uncertain.
Currently, there is a relatively small use of cryptocurrencies in the retail and commercial marketplace for goods or services. In comparison, there is relatively large use by speculators contributing to price volatility.
The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace limits the ability of end-users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.
There is a lack of liquid markets, and therefore a risk of possible manipulation of blockchain/cryptocurrency based assets.
Digital assets that are represented and traded on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have listing requirements and vet issuers, requiring them to be subjected to rigorous listing standards and rules and monitoring investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The more lax a distributed ledger platform is about vetting issuers of digital assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of digital assets. These factors may decrease liquidity or volume or increase volatility of digital securities or other assets trading on a ledger-based system, which may adversely affect the Company. Especially if Pax Coin is not approved for quotation on the OTCQB, such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern, which would harm the business, prospects or operations of the Company and potentially the value of Pax Coin.
The Company has an evolving business model.
As digital asset and blockchain technologies become more widely available, the Company expects the services and products associated with them to evolve. Thus, in order to stay current with the industry, the Company’s business model may need to evolve as well. From time to time, the Company may modify aspects of its business model relating to its product and service offerings. The Company cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern, which would harm the business, prospects or operations of the Company and potentially the value of Pax Coin.
The Company’s operations, investment strategies, and profitability may be adversely affected by competition from other methods of investing in cryptocurrencies.
The Company competes with other users and/or companies that are issuing cryptocurrencies and other potential financial vehicles, including securities backed by or linked to cryptocurrencies through entities such as exchange traded funds (“ETFs”). Market and financial conditions, and other conditions beyond the Company’s control, may make it more attractive to invest in other financial vehicles, or to invest in other cryptocurrencies, directly which could limit the market for the Company’s coins and correspondingly, reduce their liquidity. The emergence of other vehicles such as ETFs have been scrutinized by government regulators and such scrutiny and negative impressions or conclusions could be applicable to the Company and impact the ability of the Company to successfully pursue this segment or operate at all, or to establish or maintain a public market for its securities. Such events would have a material adverse effect on the ability of the Company to continue as a going concern, which could harm the business, prospects or operations of the Company and potentially the value of Pax Coin.
Incorrect or fraudulent coin transactions may be irreversible.
Coin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction. In theory, cryptocurrency transactions may be reversible with the control or consent of a majority of processing power on the network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of a coin or a theft of coin generally will not be reversible and the Company may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, the Company’s coins could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Such events would have a material adverse effect on the ability of the Company to continue as a going concern, which would harm the business, prospects or operations of the Company and potentially the value of Pax Coin.
The Company’s coins may be subject to loss, damage, theft or restriction on access.
There is a risk that part or all of the Company’s coins could be lost, stolen or destroyed, potentially by the loss or theft of the private keys held by the Company associated with the public digital addresses that hold the Company’s coins. The Company believes that Pax Coins could be an appealing target to hackers or malware distributors seeking to destroy, damage or steal Pax Coins. Access to the Company’s coins could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Company and, consequently, an investment in its coins.
The Company may not have adequate sources of recovery if its coins are lost, stolen or destroyed.
If the Company’s coins are lost, stolen or destroyed under circumstances rendering a party liable to the Company, the responsible party may not have the financial resources sufficient to satisfy the Company’s claim. For example, as to a particular event of loss, the only source of recovery for the Company might be the responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Company. Furthermore, to the Company’s knowledge, at this time, there is no US or foreign governmental, regulatory, investigative, or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen coins. Consequently, the Company may be unable to replace missing coins or seek reimbursement for any erroneous transfer or theft of coins. To the extent that the Company is unable to seek redress for such action, error or theft, such loss could adversely affect an investment in Pax Coins.
Since there has been limited precedents set for financial accounting of bitcoin, Ethereum, and other digital assets, it is unclear how the Company will be required to account for digital assets transactions in the future.
Since there has been limited precedence set for the financial accounting of digital assets, the way that the Company will be required to account for digital asset transactions or assets may change drastically in the future. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate the Company’s financial statements. Such a restatement could negatively impact the Company’s business, prospects, financial condition and results of operation. Such circumstances could have a material adverse effect on the ability of the Company to continue as a going concern, which would harm the business, prospects or operations of the Company and potentially the value of Pax Coin.
Taxation of digital securities could negatively impact the results of our operations.
In addition to financial accounting standards, at present there is significant uncertainty with respect to the tax treatment of an investment in digital securities. Bitcoins and other cryptocurrencies may be considered assets in certain areas, property, or currency in others. As such, it is difficult to determine exactly how cryptocurrency will be taxed in any given year which could negatively impact the results of our operations.
At present, for US federal income taxation purposes, cryptocurrencies are generally considered property, and not taxed as currency. However, the Company believes Pax Coins should be treated, and intends to treat Pax Coins, as stock for US federal income tax purposes. However, there are no court decisions or other authorities directly bearing on the tax effects of the issuance and classification of stock with the features of Pax Coins. Accordingly, no assurance can be given that the Company’s view that Pax Coins should be treated as stock for US federal income tax purposes will be upheld by a court. If Pax Coins are considered property other than stock, the Company could be taxed on the proceeds from the offering of the Pax Coins and holders of Pax Coins would not qualify for reduced rates of taxation generally applicable to dividends on stock.
There are cyber security risks related to cryptocurrency trading.
Trading platforms and third-party service providers may be vulnerable to hacking or other malicious activity. As with any computer code generally, flaws in cryptocurrency codes may be exposed to such negative activities.
Several errors and defects have been found previously, including those that disabled some functionality for users of cryptocurrency trading platforms and exposed such users’ personal information. Flaws in and exploitations of the source code allowing malicious actors to take or create money have previously occurred. A hack occurred in July 2017 during which a hacker exploited a critical flaw to drain three cryptocurrency wallets that held a combined total of over $31 million worth of Ethereum. If left undetected, the hacker could have been able to steal an additional $150 million. Another example occurred in August 2016, whereby nearly 120,000 bitcoins, representing nearly $72 billion, was stolen from the Bitfinex exchange in Hong Kong.
While the Company has taken steps to protect Pax Coin from hacks and have actively engaged in the development of the backup systems for Pax Coins, the Company is not immune to changes that effect the entire blockchain ecosystem or industry. Such changes as being subject to a hacking event such as those described above, could significantly impact the Company in unpredictable ways, adding volatility and uncertainty to its fiscal projections and financial results.

The Company could experience unforeseen difficulties in operating and maintaining key elements of its technical infrastructure.
The Company is still developing its backup and cold storage systems. Any effort to implement, expand, update or alter such a digital backup is likely to be complex, and unanticipated delays in the completion of these projects may lead to project costs, operational inefficiencies or vulnerabilities to security breaches. In addition, there may be problems with the design or implementation of an expansion or upgrade thereto that are not evident during the testing phases of design and implementation, and that may only become apparent after the Company has utilized the infrastructure. This could further expose the Company to operational inefficiencies or vulnerabilities. Any issues relating to the performance of the Company’s backup systems may have an adverse impact on an investment in Pax Coins.
Should the computers the Company’s developers use fail or suffer any sort of mechanical failure(s), you may lose some or all of your investment.
There exists the possibility that the computers the Company’s developers, decentsea, use to create and issue Pax Coins may fail or at some point suffer some sort of mechanical failure(s). There is the possibility that in the case of such failure(s) the Company would may need to hire technical service providers to fix the Company or the developers’ computer infrastructure. This could potentially be extremely costly and the Company may not have suitable funds on hand to pay for such repairs.
There is a risk that some or all of the Pax Coins could be lost or stolen as a result of computer failures. Access to the Company’s coins could also be restricted by cybercrime (such as a denial of service (“DOS”) attack) against a service or platform at which the Company maintains a hosted online wallet. Any of these events may adversely affect the operations of the Company and, consequently, its investments and profitability. The loss or destruction of a private key required to access the Company’s digital wallets may be irreversible and the Company denied access for all time to its cryptocurrency holdings or the holdings of others. The Company’s loss of access to its private keys or its experience of a data loss relating to the Company’s digital wallets could adversely affect its investments and assets.
Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. The Company may opt to publish the public key relating to digital wallets in use when it verifies the receipt of transfers and disseminates such information into the network, but it will need to safeguard the private keys relating to such digital wallets in conjunction with VStock. To the extent such private keys are lost, destroyed or otherwise compromised, the Company may be unable to access its cryptocurrency coins and such private keys will not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store the Company’s or its client’s cryptocurrencies would have a material adverse effect the ability of the Company to continue as a going concern, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of Pax Coins.
RISKS RELATING TO AN INVESTMENT IN PAX COINS
Pax Coin may not be widely adopted and may have limited users.
It is possible that Pax Coin will not be used by a large number of individuals, companies and other entities or that there will be limited public interest in the creation and development of distributed ecosystems (such as Pax Coin) more generally. Such a lack of use or interest could negatively impact the development and growth of Pax Coin.
Development of Pax Coin and our business plan may never be completed or may not be completed in the manner expected by management, which could materially adversely affect the rights of the coinholders.
It is possible that the business plan the Company has developed around the Pax Coin will not be completed, depending upon the successful launch of this Offering, the amount of proceeds raised in this Offering and the steps required to complete development and launch of Pax Coin. In addition, it cannot be anticipated whether the development of the coin and the implementation of the Company’s business plan will occur in the manner expected by management or if significant differences may occur between the time of this Offering and completion of Pax Coin’s development. Such a failure of, or substantial deviation from the currently anticipated development of Pax Coin could negatively impact the development of Pax Coin and its value.
Alternative coins may be established that compete with or are more widely used than Pax Coin.
Pax Coin includes a hybrid of open source code and proprietary software. It is possible that alternative networks could be established that utilize the same or similar open source code and protocol underlying Pax Coin and attempt to facilitate transactions that are materially similar to Pax Coin. Pax Coin may compete with these alternative networks, which could negatively impact the adoption and corresponding value of Pax Coin in this Offering.
Competing blockchain platforms and technologies may cause consumers to use alternative distributed ledgers.
The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. This may adversely affect the Company to the extent it is reliant on the Ethereum blockchain. A widespread movement away from the use of the Ethereum blockchain could have a material adverse effect on the ability of the Company to continue as a going concern, which would harm the business, prospects or operations of the Company and potentially the value Pax Coins.
Pax Coin is a new, untested concept and may not achieve market acceptance.
The concept of creating a real estate-backed coin security issuance is new and untested. There can be no assurance that Pax Coin will achieve market acceptance. Investors acquiring Pax Coin will bear the risks of investing in a novel, untested type of securities transaction that will trade on a novel type of trading platform and be subject to a number of unusual restrictions, as well as the risks of investing in the Company’s still developing business. Any failure of Pax Coin to perform as expected will have a material adverse effect on the Company’s prospects.
Coinholders will not have the rights enjoyed by investors in certain other vehicles.
Purchasers of Pax Coins will have few of the statutory rights normally associated with the ownership of shares of preferred stock of a corporation. Pax Coins do not have voting rights (which, for example, means that coinholders do not have the right to elect the Company’s directors) and only have limited distribution and liquidation rights. See “Description of Capital Stock and Coins” for a description of the limited rights of coinholders.
There is no assurance that investors in this Offering will receive a return on their investment.
There can be no assurances that investors will realize a return on their investments or that their entire investments will not be lost. For this reason, each investor should carefully read this Registration Statement on Form S-1, of which this prospectus is a part. Investors should consult with their own attorneys and business advisors prior to making any investment decision with respect to the Pax Coins.
The Company may not receive necessary regulatory approvals to publicly offer Pax Coins.
The Company believes that prior to the commencement of sales of Pax Coin to the public, it may need regulatory approvals and/or clearances from the SEC and state securities regulators, as well as other regulatory bodies such as FINRA. If it is unable to obtain these regulatory approvals and/or clearances, it may have to reconfigure the Offering so that it satisfies such regulatory requirements. If the Company cannot obtain the necessary approvals and/or clearances, it may not be able to distribute Pax Coins to the public effectively, or at all.
The Company intends to apply for quotation of Pax Coin on the OTCQB, so you may be unable to sell at or near ask prices or at all if you need to sell your Pax Coins to raise money or otherwise desire to liquidate your shares.
As sale volumes on the OTCQB (or cryptocurrency exchanges) are not as large as those of national exchanges, the number of persons interested in purchasing Pax Coins at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that the Company is relatively small and new business which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume. It is possible that even if the Company comes to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as the Company or purchase or recommend the purchase of Pax Coins until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in Pax Coins is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. The Company cannot give you any assurance that a public trading market for Pax Coins will ever commence, develop or be sustained.
The price of the Pax Coins could be subject to wide price swings, as the value of cryptocurrencies may be subject to pricing risk and have historically been subject to wide swings in value.
The Pax Coins may be subject to arbitrary pricing factors that are not necessarily associated with traditional factors that influence stock prices or the value of non-cryptocurrency assets such as revenue, cashflows, profitability, growth prospects or business activity levels since the value and price, as determined by the investing public, may be influenced by future anticipated adoption or appreciation in value of cryptocurrencies or the blockchain generally, factors over which the Company has little or no influence or control. The Pax Coin’s prices may also be subject to pricing volatility due to supply and demand factors associated with few or limited public company options for investment in the segment, which may benefit the Company in the near term and change over time.
Cryptocurrency market prices are often determined primarily using data from various exchanges, over-the-counter markets, and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or the Company or its coin price, inflating and making their market prices more volatile.
In addition, the success of the Company, Pax Coin’s price, and the interest in investors and the public in the Company as an early entrant into the blockchain and cryptocurrency ecosystem may in large part be the result of the Company’s early emergence as a publicly traded company in which holders of appreciated cryptocurrency have an opportunity to use previously obtained price-inflated cryptocurrency profits to purchase Pax Coins. Cryptocurrency holders have realized exponential value due to large increases in the prices of cryptocurrencies and may seek to lock in cryptocurrency appreciation; investing in the Company’s securities may be perceived as a way to achieve that result, which may not continue in the future. As a result, the value of Pax Coins, along with the value of cryptocurrencies generally, may be more likely to fluctuate due to changing investor confidence in future appreciation (or depreciation) in market prices, profits from related or unrelated investments or holdings of cryptocurrency. Such factors or events would have a material adverse effect on the ability of the Company to continue as a going concern, or on the price of the Company’s securities, which would harm the business, prospects or operations of the Company and potentially the value of Pax Coin.
The Company’s management and directors have significant control of its coins and could control the Company’s actions in a manner that conflicts with the interests of other coinholders.
There may be occasions when certain individuals involved in the development of our Pax Coin may encounter potential conflicts of interest in connection with this Offering and Pax Coin, such that said party may avoid a loss, or even realize a gain, when other investors in the Offering are suffering losses. Decisions made by key employees of the Company on such matters may be more beneficial for some investors than for others.
Before giving effect to the sale of coins in the Offering, the Company’s executive officers and directors together beneficially own approximately 91.58% of the Pax Coins, and own or control approximately 98.52% of the voting power of the Company’s outstanding capital stock. Assuming that the maximum number of coins are sold in the Offering, the Company’s executive officers and directors together will beneficially own approximately only 6.12% of the Company’s coins, but will continue to own or control approximately 98.52% of the voting power of the Company’s outstanding capital stock. As a result, the Company’s officers and directors, acting together, have the ability to exercise considerable influence over matters requiring approval by the Company’s stockholders, including the election of directors and the focus of the Company’s business, and may not always act in the best interests of the Company’s coinholders or other stockholders. Such a concentration of ownership may have the effect of delaying or preventing a change in the Company’s control, including transactions in which the Company’s coinholders might otherwise receive a premium for their coins over then current market prices. Furthermore, the board of directors, in its sole discretion has the right to declare if and when dividends might be paid to holders of Pax Coins. There are no assurances that the Company will ever pay dividends to coinholders.
Investors may lack information for monitoring their investment.
Especially if Pax Coin is not quoted on the OTCQB, investors in this Offering may not be able to obtain all the information they would want regarding Pax Coin on a timely basis or at all. It is possible that investors may not be aware on a timely basis of material adverse changes that have occurred with respect to certain of their investment in Pax Coins. While the Company has made efforts to use open-source development of Pax Coin, this information may be highly technical by nature. As a result of these difficulties, as well as other uncertainties, an investor may not have accurate or accessible information about Pax Coin.
Coins eligible for future sale may have adverse effects on the price of Pax Coins.
The Company is offering 15,000,000 Pax Coins in the Offering. It cannot predict the effect, if any, of future sales of its coins, or the availability of coins for future sales, on the market price of Pax Coins. The market price of Pax Coins may decline significantly when the restrictions on resale by certain coinholders lapse. Similarly, if coins are issued by the Company to acquire real estate or other assets, the market price of Pax Coins may decline significantly. Sales of substantial amounts of coins or the perception that such sales could occur may adversely affect the prevailing market price for Pax Coins. After the completion of this Offering, the Company may issue additional Pax Coins in subsequent public offerings or private placements to make new investments or for other purposes. The Company is not required to offer any such coins to existing holders on a preemptive basis. Therefore, it may not be possible for existing coinholders to participate in such future coin issuances, which may dilute the existing coinholders’ interests in the Company.
In addition, as part of phase two of the Company’s business plan, the Company intends to issue Pax Coins as rewards for customer referrals and recurring use of the Company’s planned debit card product. Therefore, it may not be possible for existing coinholders to participate in such future coin issuances, which will likely dilute the existing coinholders’ ownership interests in the Company.
The Company may be subject to penny stock regulations and restrictions and you may have difficulty selling your Pax Coins.
The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. While the price set forth in this prospectus is intended to exempt the Company from the SEC’s definition of penny stocks, if the price of Pax Coins drops below $5.00 per share, it would likely be considered a “penny stock”, and subject the Company to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell Pax Coins, the Company’s ability to engage a broker dealer to act as a sales agent for this Offering and the ability of purchasers to sell Pax Coins securities in the secondary market.
For any transaction involving a penny stock, unless exempt, the Penny Stock Rule requires delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.
Even if the Company qualifies for exemption from the Penny Stock Rule, it will remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.
The Company has broad discretion in the use of the net proceeds from this Offering and may not use them effectively.
The Company’s management will have broad discretion in the application of the net proceeds from this Offering and could spend the proceeds in ways that do not improve the Company’s results of operations or enhance the value of Pax Coins. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business, cause the price of Pax Coins to decline and delay the development of Pax Coin or the Company’s business. Pending their use, the Company may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our coin price and trading volume could decline.
The trading market for Pax Coins will depend in part on the research and reports that securities or industry analysts publish about the Company’s business. Securities and industry analysts do not currently, and may never, publish research on the Company. If no or too few securities or industry analysts commence coverage of the Company, the trading price for our Pax Coins would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover the Company downgrade Pax Coins or publish inaccurate or unfavorable research about the Company’s business, Pax Coin’s price would likely decline. If one or more of these analysts cease coverage of the Company or fail to publish reports on the Company regularly, demand for Pax Coins could decrease, which might cause Pax Coin price and any trading volume to decline.
RISKS RELATING TO THE COMPANY
The Company’s independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.
The Company was incorporated on November 1, 2017 and does not have a history of earnings. As a result, the Company’s registered public accounting firm in their audit report has expressed substantial doubt about the Company’s ability to continue as a going concern. Continued operations are dependent on the Company’s ability to complete equity or debt financings or generate profitable operations. Furthermore, the Company has incurred an accumulated deficit of  $268,082 from inception to March 31, 2018, and has completed only the preliminary stages of its business plan. The Company anticipates incurring additional losses before realizing any substantive revenues and will depend on additional financing in order to meet its continuing obligations and ultimately, to attain profitability. The Company anticipates that its current cash will sustain its operations through December 2018. The financial statements do not include any adjustments that might result from the uncertainty about the Company’s ability to continue its business. If the Company is unable to obtain additional financing from outside sources and eventually produce enough revenues, it may be forced to sell its assets, or curtail or discontinue its operations. If this happens, you could lose all or part of your investment.

The proceeds of this Offering, if any, may not be sufficient to fund planned operations and may not even cover the costs of the Offering and you may lose your entire investment.
There is no minimum in the Offering. Funds the Company raises in this Offering, if any, may not be sufficient to fund the Company’s planned operations and may not even cover the costs of this Offering. If the Company is not able to raise any funds in this Offering, the Company will be in a worse financial position then prior to commencement of the Offering. If the Company does not raise sufficient funds in this Offering to fund its operations or even cover the costs of this Offering, you may lose your entire investment.
The Company is in an early stage of development. If it is not able to develop its business as anticipated, it may not be able to generate revenues or achieve profitability and you may lose your entire investment.
The Company was incorporated on November 1, 2017. It currently has little to no means of generating revenue. It has no customers, and has not earned any revenue to date. Its business prospects are difficult to predict because of its limited operating history, early stage of development, and unproven business strategy. The Company’s primary business activities will be focused on the acquisition of real estate, but do date, it has not acquired any real estate. Although the Company believes that its business plan has significant potential, it may not attain profitable operations and the Company’s management may not succeed in realizing its business objectives. If it is not able to develop business as anticipated, the Company may not be able to generate revenue or achieve profitability and you may lose your entire investment.
The Company expects to suffer losses in the immediate future that may cause it to curtail or discontinue its operations.
The Company expects to incur operating losses in future periods. These losses will occur because the Company does not yet have any revenue to offset its business operations. The Company cannot guarantee that it will ever be successful in generating revenue in the future. The Company recognizes that if it is unable to generate revenue, it will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful, and it can provide investors with no assurance that it will generate any operating revenue or ever achieve profitable operations. If the Company is unsuccessful in addressing these risks, its business will almost certainly fail.
The Company may not be able to execute its business plan or stay in business without additional funding.
The Company’s ability to generate future operating revenue depends in part on whether it can obtain the financing necessary to implement its business plan. The Company will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. If there is no investor appetite to finance the Company’s specific business, it may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to the Company. At this time, the Company has not identified or secured sources of additional financing. Its failure to secure additional financing when it becomes required will have an adverse effect on the Company’s ability to remain in business.
If the Company’s estimates related to future expenditures are erroneous or inaccurate, its business could fail and you could lose your entire investment.
The Company’s success is dependent in part upon the accuracy of its management’s estimates of the Company’s future cost expenditures for legal, accounting and other professional services, for website marketing and development expenses, and for administrative expenses, which management estimates to be approximately $1,000,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if the Company encounters unforeseen costs, it may not be able to carry out its business plan, which could result in the failure of the Company’s business and the loss of your entire investment.
The Company may be unable to manage growth effectively.
The Company anticipates that a period of significant expansion will be required to achieve the objectives set forth in its business plan. This expansion will place a significant strain on the Company’s management, operational and financial resources. To manage the expected growth of the Company’s operations and personnel, it must establish appropriate and scalable operational and financial systems, procedures and controls and must establish a qualified finance, administrative and operations staff. As a public company, the Company and its management will have to implement internal controls to comply with government mandated regulations. The Company’s management may be unable to hire, train, retain, motivate and manage the necessary personnel or to identify, manage and exploit potential strategic relationships and market opportunities. The Company’s failure to manage growth effectively could have a material and adverse effect on its business, results of operations and financial condition.
The Company faces substantial competition, which may result in others discovering, developing or commercializing products before, or more successfully than, the Company.
The Company’s future success depends on its ability to demonstrate and maintain a competitive advantage with respect to the design, development and launch of its business plan. The Company’s competitors may succeed in developing competing products or services before the Company. If the Company is not “first to market” with some of its proposed products or services, its competitive position could be compromised because it may be more difficult for it to successfully market that product as a second competitor. Many of its competitors have substantially greater commercial infrastructures and financial, technical and personnel resources than the Company has. If it is not able to compete effectively against its current and future competitors, the Company’s business will not grow and its financial condition and operations will suffer.
The Company depends on key personnel.
The Company depends greatly on its Chief Executive Officer, Gerard Marrone and its Chief Strategy Officer, Louis Adimando. Its success will depend, in part, upon its ability to attract and retain additional skilled personnel, which will require substantial additional funds. There can be no assurance that the Company will be able to find, attract and retain additional qualified employees, directors, and advisors having the skills necessary to operate, develop and grow its business. The Company’s inability to hire qualified personnel, the loss of services of Mr. Marrone or Mr. Adimando, or the loss of services of other executive officers, key employees, or advisors that may be hired in the future, may have a material and adverse effect on the Company’s business. The Company currently does not maintain “key man” insurance policies on the lives of these individuals or the lives of any of our other employees.
In the future, the Company could experience difficulties attracting and retaining qualified employees. Competition for qualified personnel in the cryptocurrency industry is intense. The Company may need to hire additional personnel as it expands its development and commercial activities. The Company may not be able to attract and retain quality personnel on acceptable terms or at all.
Furthermore, the Company has limited resources and as such it may not able to provide an employee with the same amount of compensation that he or she would likely receive at a larger company and as a result the Company may face difficulty in finding qualified employees. The inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company’s activities, could have a materially adverse effect on its ability to conduct its business and as such can impair our operations.
The Company may receive, store, process and use personal information and other data, which subjects it to governmental regulation and other legal obligations related to privacy. The Company’s actual or perceived failure to comply with such obligations could harm its business.
The Company may receive, store, process and use personal information and other user data, including credit card information for certain users. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other user data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. The Company generally complies with industry standards and is subject to the terms of our privacy policies and privacy-related obligations to third parties (including, in certain instances, voluntary third-party certification bodies such as TRUSTe). It is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or practices. Any failure or perceived failure by the

Company to comply with its privacy policies, its privacy-related obligations to users or other third parties, or its privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation or negative publicity and could cause its users and advertisers to lose trust in the Company, which could have an adverse effect on the Company’s business. Additionally, if third parties with whom the Company works, such as advertisers, vendors or developers, violate applicable laws or the Company’s policies, such violations may also put the Company’s users’ information at risk and could have an adverse effect on the Company’s business.
The Company’s internal controls over financial reporting may not be effective and its independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on the Company’s business and reputation.
Pursuant to Section 404 of SOX, the Company will be required to furnish a report by its management on the Company’s internal control over financial reporting, including an attestation report on internal control over financial reporting issued by its independent registered public accounting firm. However, while the Company remains an emerging growth company, it will not be required to include an attestation report on internal control over financial reporting issued by its independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, the Company will be engaged in a process to document and evaluate its internal control over financial reporting, which is both costly and challenging. In this regard, the Company will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite the Company’s efforts, there is a risk that neither it nor its independent registered public accounting firm will be able to conclude within the prescribed timeframe that its internal control over financial reporting is effective as required by Section 404. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of the Company’s financial statements. In addition, the Company may be required to incur costs in improving its internal control system and the hiring of additional personnel. Any such action could negatively affect the Company’s results of operations and cash flows.
Because the Company does not have nomination and corporate governance, audit or compensation committees, coinholders will have to rely on the entire board of directors to perform these functions.
The Company does not have a nomination and corporate governance, audit or compensation committee and these functions are performed by the board of directors as a whole. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions. These decisions may not be in the best interests of coinholders.
The Company will incur costs associated with SEC reporting compliance, which may significantly affect its financial condition.
The Company will incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and SOX compliance costs. However, for as long as the Company remains an “emerging growth company” as defined in the JOBS Act, it intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of SOX, reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Company intends to take advantage of these reporting exemptions until it is no longer an “emerging growth company.”
The Company will remain an “emerging growth company” for up to five years, although if the market value of its common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, the Company would cease to be an “emerging growth company” as of the following December 31.

After, and if ever, the Company is no longer an “emerging growth company,” it expects to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of SOX.
If the Company is unable to adequately protect its brand and the intellectual property rights related to its existing and any new services, or if it infringes on the rights of others, its business, prospects, financial condition and results of operations could be harmed.
The Pax Coin brand is critically important to the Company’s business. The Company’s business could be harmed if it is unable to adequately protect its brand.
The Company will rely on a combination of patent and trademark laws, trade secret protection and confidentiality and license agreements to protect the intellectual property rights related to Pax Coin, all of which offer only limited protection. While the Company has filed a trademark application for the word “Pax” in relation to cryptocurrencies, it has not filed any patent applications to protect the intellectual property associated with Pax Coin, nor has a determination been made on whether such an application should be made. As a result, it may not be able to obtain adequate patent protection or to enforce its issued patents effectively. The Company may be subject to claims by third parties alleging that it infringes their intellectual property rights or has misappropriated other proprietary rights.
The Company also relies on unpatented proprietary technology, which was largely created by third party developers, as well as trade secrets. Despite its efforts to protect the Company’s proprietary technology and trade secrets, unauthorized parties may attempt to misappropriate, reverse engineer or otherwise obtain and use them. The contractual provisions that the Company enters into with employees, consultants, disbursement partners, vendors and customers may not prevent unauthorized use or disclosure of our proprietary technology or intellectual property rights and may not provide an adequate remedy in the event of unauthorized use or disclosure of the Company’s proprietary technology or intellectual property rights. Moreover, policing unauthorized use of the Company’s technologies, services and intellectual property is difficult, expensive and time consuming, particularly in foreign countries where the laws may not be as protective of intellectual property rights as those in the United States, and where mechanisms for enforcement of intellectual property rights may be weak. The Company may be unable to determine the extent of any unauthorized use or infringement of Pax Coin, technologies or intellectual property rights.
From time to time, legal action by the Company may be necessary to enforce patents and other intellectual property rights, to protect its trade secrets, to determine the validity and scope of the intellectual property rights of others or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could negatively affect the Company’s business, results of operations and financial condition. If the Company is unable to protect its intellectual property rights, it may find itself at a competitive disadvantage to others who need not incur the additional expense, time and effort required to create the innovative services that have enabled the Company to be successful to date.
Current and future litigation could adversely affect the Company.
The Company is not currently involved in any legal proceedings. However, it may become involved in other legal proceedings in its ordinary course of business. Lawsuits and other legal proceedings can involve substantial costs, including the costs associated with investigation, litigation and possible settlement, judgment, penalty or fine. As a smaller company, the collective costs of litigation proceedings can represent a drain on the Company’s cash resources, as well as an inordinate amount of management’s time and attention. Moreover, an adverse ruling in respect of certain litigation could have a material adverse effect on the Company’s results of operation and financial condition.
The Company has limited the liability of its board of directors and management.
The Company has adopted provisions in its Amended and Restated Certificate of Incorporation which limit the liability of our directors and officers and have also adopted provisions in the Company’s bylaws which provide for indemnification by the Company of officers and directors to the fullest extent permitted by Delaware corporate law. The Company’s Amended and Restated Certificate of Incorporation and bylaws generally provide that directors shall have no personal liability to the Company, its coinholders or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit our coinholders’ ability to hold directors liable for breaches of fiduciary duty.
The Company will have a concentration of investments in the real estate sector and may have concentrations from time to time in certain property types, locations, tenants and borrowers, which may increase its exposure to the risks of certain economic downturns.
The Company intends to operate in the residential and commercial real estate sectors. Such concentration in one economic sector may increase the volatility of its returns and may also expose it to the risk of economic downturns in this sector to a greater extent than if the Company’s portfolio also included other sectors of the economy. Declining real estate values may reduce the level of new mortgage and other real estate-related loan originations since borrowers often use appreciation in the value of their existing properties to support the purchase of or investment in additional properties. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both the Company’s net interest income from its portfolio, which would materially and adversely affect the Company’s results of operations, financial condition, liquidity and business.
In addition, the Company is not required to observe specific diversification criteria relating to property types, locations, tenants or borrowers. A limited degree of diversification increases risk because the aggregate return of the Company’s business may be adversely affected by the unfavorable performance of a single property type, single tenant, single market or even a single investment. To the extent that its portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in defaults on a number of assets within a short time period.
The Company intends to acquire net leased real estate assets, which carry particular risks of loss that may have a material impact on our financial condition, liquidity and results of operations.
A net lease requires the tenant to pay, in addition to the fixed rent, some or all of the property expenses that normally would be paid by the property owner. The value of investments and the income from investments in net leased properties, if any, will depend upon the ability of the applicable tenant to meet its obligations to maintain the property under the terms of the net lease. If a tenant fails or becomes unable to so maintain a property, the cash flow and/or the value of the property would be adversely affected. In addition, under many net leases the owner of the property retains certain obligations with respect to the property, including among other things, the responsibility for maintenance and repair of the property, to provide adequate parking, maintenance of common areas and compliance with other affirmative covenants in the lease. If the Company, as the owner, were to fail to meet these obligations, the applicable tenant could abate rent or terminate the applicable lease, which may result in a loss of capital invested in, and anticipated profits from, the property. In addition, as the owner, the Company may find it difficult to lease certain property to new tenants if that property had been suited to the particular needs of a former tenant.
Terrorist attacks and other acts of violence or war may affect the real estate industry generally and the Company’s business, financial condition and results of operations.
The Company cannot predict the severity of the effect that potential future terrorist attacks could have on it. Any future terrorist attacks, the anticipation of any such attacks, the consequences of any military or other response by the United States and its allies, and other armed conflicts could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. The Company may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact its performance. A prolonged economic slowdown, a recession or declining real estate values could impair the performance of its assets and harm our financial condition and results of operations, increase the Company’s funding costs, limit its access to the capital markets or result in a decision by lenders not to extend credit to the Company.

The events of September 11, 2001 created significant uncertainty regarding the ability of real estate owners of high profile assets to obtain insurance coverage protecting against terrorist attacks at commercially reasonable rates, if at all. With the enactment of the Terrorism Risk Insurance Act of 2002 (the “TRIA”) and the subsequent enactment of the Terrorism Risk Insurance Program Reauthorization Act of 2007, which extended the TRIA through the end of 2014, insurers must make terrorism insurance available under their property and casualty insurance policies, but this legislation does not regulate the pricing of such insurance. The absence of affordable insurance coverage may adversely affect the general cryptocurrency, real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable opportunities available to the Company and the pace at which it is able to acquire real estate assets. If the Company’s real estate properties are unable to obtain affordable insurance coverage, the value of its interests could decline, and in the event of an uninsured loss, the Company could lose all or a portion of its assets.
The Company is subject to environmental liability risk associated with our proposed business activities.
In the course of carrying out the first phase of the Company’s business plan, it intends to purchase and take title to real estate. As a result, it could be subject to environmental liabilities with respect to these properties. The Company may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination or may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, if the Company is the owner or former owner of a contaminated site, it may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. Any significant environmental liabilities could have a material adverse effect on the Company’s assets, business, cash flow, condition (financial or otherwise), liquidity, prospects and results of operations.
PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN LEGAL COUNSEL OR OTHER PROFESSIONAL ADVISORS AS TO ANY LEGAL RESTRICTIONS ON THEIR ABILITY TO OWN PAX COINS AND TO THE PRECISE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF PAX COINS.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes “forward-looking statements.” To the extent that the information presented in this prospectus discusses financial projections, information or expectations about the Company’s business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans” and “proposes.” Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in this prospectus.
The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, operating results, business strategy, short-term and long-term business operations and objectives. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, including, but not limited to, the following:
•
overall strength and stability of general economic conditions and of the cryptocurrency industry, both in the United States and globally;

•
changes in consumer demand for, and acceptance of, Pax Coins;

•
changes in the competitive environment, including the regulation and adoption of technologies that compete with the Company’s products;

•
industry cycles and trends;

•
changes in laws or regulations governing the Company’s business and operations;

•
demographic trends;

•
dependence on key personnel for current and future performance;

•
failures or security breaches of the Company’s information systems;

•
risks relating to the incurrence of legal liability;

•
the Company’s ability to realize production efficiencies and to achieve reductions in costs;

•
costs and risks associated with litigation;

•
changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings; and

•
interest rates and the credit markets.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but not exhaustive. New risk factors and uncertainties not described here or elsewhere in this prospectus, including in the sections of this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” may emerge from time to time. Moreover, because the Company operates in a very competitive and rapidly changing environment, it is not possible for management to predict all risk factors and uncertainties, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. The forward-looking statements are also subject to the risks and uncertainties specific to the Company, including but not limited to the fact that it has limited operating history, has no current revenue, and has limited management and other staff. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.
You should read this prospectus and the documents the Company references in this prospectus and has filed as exhibits to the Registration Statement on Form S-1, of which this prospectus is a part, with the understanding that the Company’s actual future results, levels of activity, performance and achievements may be materially different from what it expects.
Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements.
All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.
Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

USE OF PROCEEDS
The Company estimates that the net proceeds from this Offering, after deducting the estimated offering expenses payable by it, will be approximately $72,500,000, assuming a public offering price of  $5.00 per coin. The Company intends to use the net proceeds of this Offering for marketing costs, salaries for key management, intellectual property support associated with its business operations and proceeds for general working capital purposes, including deployment of investment capital for the purchase of various real estate holdings in New York State and throughout the United States. The Company has also agreed to pay decentsea, a third party software developer, 2.5% of the net proceeds of this Offering for its role in the creation of Pax Coin. It is not currently the Company’s intention to use the proceeds of this Offering to launch its phase two operations, such as the Pax digital asset wallet and debit card, further described herein.
The Company has not acquired any real estate holdings and there can be no assurances that it will successfully identify or acquire any real estate property that fits within its business model.
This expected use of the net proceeds from this Offering represents the Company’s intentions based upon the Company’s current plans and business conditions. The amounts and timing of the Company’s actual expenditures may vary significantly depending on numerous factors, including the progress of its development efforts, as well as any collaborations that it may enter into with third parties, and any unforeseen cash needs. As a result, management will retain broad discretion over the allocation of the net proceeds from this Offering.
Pending the Company’s use of the net proceeds from this Offering, it intends to invest the net proceeds of the Offering in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and US government securities.
The Company expects that the net proceeds from this Offering, together with its existing cash and cash equivalents will enable it to fund its operating expenses and capital expenditure requirements for at least 36 months. Until such time, if ever, as the Company can generate substantial rental revenues, it may finance its cash needs through a combination of equity and debt financings. The Company does not have any committed external source of funds. If it is unable to raise additional funds through equity or debt financings when needed, it may be required to delay, limit, reduce or terminate its operations.

DIVIDEND POLICY
The Company has never declared or paid any dividends on its coins, and likely does not currently have sufficient funds to support regular dividend payments. However, the Company’s board of directors presently intends to pay regular annual dividends to its coinholders, either in cash, Pax Coins or a combination of both. The amount and frequency of dividends, if any, will be determined by the Company’s board of directors after consideration of number of factors, including, but not limited to: (1) the Company’s historical and projected financial condition, liquidity and results of operations, including the performance of the real estate portfolio, (2) the Company’s capital levels and needs, (3) any acquisitions or potential acquisitions that the Company is considering, (4) contractual or statutory prohibitions and other legal limitations, (5) general economic conditions and (6) other factors deemed relevant by the Company’s board of directors. The Company cannot assure you that it will ever be able to pay dividends to coinholders.

CAPITALIZATION
The Company has two authorized classes of securities: common stock, par value $0.0001 per share (100,000,000 shares authorized) and preferred stock, par value $0.0001 per share (400,000,000 shares authorized). To date, the Company has designated one series of preferred stock, the Pax Coins.
The following table sets forth the Company’s capitalization as of March 31, 2018:
•
on an actual basis; and

•
on a pro forma, as adjusted basis, to give further effect to the issuance and sale of 15,000,000 Pax Coins in this Offering at an initial public offering price of  $5.00 per coin, after deducting estimated Offering expenses payable by the Company.

The Company’s capitalization following the closing of this Offering will be adjusted based on the actual initial public offering price. You should read this table together with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s financial statements and the related notes included elsewhere in this prospectus. The pro forma as adjusted data is illustrative only and will be adjusted based on the actual initial public offering price.
	As of March 31, 2018
	Actual	Pro Forma As Adjusted
	(unaudited)	(unaudited)
Stockholders’ (Deficiency) Equity:
Preferred stock, $0.0001 par value; 400,000,000 shares authorized; Pax Coin Series, 100,000,000 coins designated; 0 and 15,000,000 coins issued and outstanding at March 31, 2018 on an actual and pro forma as adjusted basis	$—	$1,500
Common stock, $0.0001 par value; 100,000,000 shares authorized; 1,005,025 shares issued and outstanding at March 31, 2018 on an actual and pro forma as adjusted basis	101	101
Additional paid-in capital	49,999	72,529,326
Accumulated deficit	(268,082)	(268,082)
Total Stockholders’ (Deficiency) Equity	$(217,982)	$72,262,845
Total Capitalization	$(217,982)	$72,262,845

DILUTION
The Company’s directors, officers and executives own 98.52% of the outstanding shares of common stock and will continue to do so after this Offering. The Pax Coins offered hereby, which are a designated series of the Company’s preferred stock, have no voting rights. Therefore, the Company does not believe that there will be any dilution to the Company’s common equity holders as a result of this Offering.
However, the Company believes that a $1.00 increase (decrease) in the assumed initial public offering price of  $5.00 per coin would increase (decrease) each of cash, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $14.6 million, assuming that the number of coins offered by the Company, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated Offering expenses payable by the Company. Similarly, each increase (decrease) of 1.0 million in the number of coins the Company is offering would increase (decrease) cash, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $4.9 million, assuming the assumed initial public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated Offering expenses payable by the Company.

SELECTED FINANCIAL DATA
The selected statement of operation data for the period from November 1, 2017 (Inception) to December 31, 2017 and the balance sheet data as of December 31, 2017 have been derived from the Company’s audited financial statements appearing elsewhere in this prospectus. The statement of operations data for the three months ended March 31, 2018 and the balance sheet data as of March 31, 2018 have been derived from the Company’s unaudited financial statements included elsewhere in this prospectus. The unaudited financial statements have been prepared on a basis consistent with the Company’s audited financial statements and, in the opinion of the Company’s management, contain all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of such financial data. You should read this data together with the Company’s audited financial statements and related notes appearing elsewhere in this prospectus and the information under the captions “Risk Factors,” “Capitalization,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company’s historical results are not necessarily indicative of the Company’s future results, and the Company’s operating results for the three months ending March 31, 2018 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2018 or any other interim periods or any future year or period.
	For The Three Months Ended March 31, 2018	For The Period From November 1, 2017 (Inception) to December 31, 2017
	(unaudited)
Statement of Operations Data:
Operating Expenses:
Compensation	$71,600	$—
Research and development	180,000	—
Marketing and promotion	4,294	—
General and administrative	2,280	9,908
Total Operating Expenses	258,174	9,908
Loss From Operations	(258,174)	(9,908)
Net Loss	$(258,174)	$(9,908)
Net Loss Per Share
– Basic and Diluted	$(0.26)	$(0.01)
Weighted Average Number of Common Shares Outstanding
– Basic and Diluted	1,002,122	1,000,000

	March 31, 2018	December 31, 2017
	(unaudited)
Balance Sheet Data:
Cash	$66,393	$12
Total assets	$89,190	$4,887
Total liabilities	$307,172	$14,695
Total stockholder’s deficiency	$(217,982)	$(9,808)

DETERMINATION OF THE OFFERING PRICE
The offering price of the 15,000,000 coins being offered has been determined arbitrarily by the Company. The price does not bear any relationship to the Company’s assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of coins to be offered and the offering price, the Company took into consideration its cash on hand and the amount of money it would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the Pax Coins.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of the Company’s financial condition and operating results together with the Company’s financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus.
Overview
The Company is a blockchain-focused company headquartered in New York that has created the PAX Coin, a real estate-backed cryptocurrency. The Company eventually plans to use the Pax Coin as its entry point into the merchant services industry, in order to create digital products that, ideally, will allow users to spend cryptocurrencies anywhere in the world, seamlessly. The Company was incorporated on November 1, 2017 under the laws of the State of Delaware. To date, the Company’s efforts have focused upon developing the blockchain-based technology necessary to issue the coins offered hereunder. However, the Company ultimately intends to pursue a two-phase business model.
Phase One
In the first phase of the Company’s business model, the Company will seek to acquire residential and commercial real estate properties. The Company plans to use a combination of cash (including the proceeds of this Offering), debt instruments and cryptocurrencies (including its own coins) to acquire real estate. The Company is aware that to date cryptocurrencies have not been widely adopted as a means of exchange, specifically related to real property, but it will seek to change that paradigm through its acquisitions and later development/revitalization efforts. The Company expects that it will create positive cash flows by upgrading and renting out the properties that the Company acquires. The Company has not acquired any real estate and there can be no assurances that it will successfully identify or acquire any real estate property that fits within its business model.
The Company intends to employ an 80-20 portfolio allocation between residential and commercial real estate holdings. The Company intends that no more than 20% of the initial portfolio consist of commercial properties because the Company believes that certain kinds of commercial property will not hold value as well as residential real estate. The Company believes that, as a result of the “Amazonization” of the world, commercial space and retail storefronts will begin to decrease in value and prevalence over time as consumers continue the trend toward more online shopping. While certain types of commercial real estate will continue to retain value, the Company believes that residential property across property types will better store value in the long term, across all market conditions. To wit, the Company posits that while a consumer may not need a storefront in the 21st century to do their shopping, they will always require a roof over their head.
The Company has developed a specific model for determining the location for potential properties that it has termed the “reverse L.” The reverse L model refers to the geographic shape of the target locations in the United States in which the Company intends to acquire properties, starting in the State of New York, including upstate New York, down the Eastern Seaboard, into the upper portions of Florida (e.g., Jacksonville) and across the Gulf of Mexico into the State of Texas. The Company has created and is adopting this model because there are numerous markets therein that it believes are undervalued or in a geographic area ripe for a turnaround or recovery.
Developing and improving the Company’s real estate holdings post-acquisition is also part of the first phase of the Company’s business plan. After acquiring properties and determining what improvements or alterations are required, the Company will begin to retrofit and update its properties with modern technologies in order to increase the attractiveness of the properties to potential tenants and purchasers as well as decrease overhead expenses like utilities. By installing things like solar panels, water purification systems, battery walls and upgraded electrical systems, depending on the type and location of the property, the Company will be able to decrease property expenses, take advantage of local green energy rebates and improve tenant experiences, which the Company believes will increase cash flow and the value of the properties.
As part of the first phase, the Company plans on engaging with the local community through meetings and informal discussions to better understand the needs and culture of that particular community. The Company hopes to use this information to guide its investment strategy and development in that community so as to maximize the overall benefit of the acquisition. This information will also help the Company in determining what sort of programs are needed in the community to enhance the value of the Company’s holdings there, such as vocational, educational, community outreach or other programs that will help transform and revitalize the community encompassing the Company’s acquired properties. The Company will not be able to launch this initiative until the Company has acquired properties and has begun to generate income.
By way of example of the Company’s reverse L model, the Company has identified Utica, New York as an area ripe for revitalization and accordingly, it has identified 50+ rental units for acquisition that the Company believes are undervalued. The town of Utica, and upstate New York generally, has endured a prolonged economic downturn as a result of the last financial crisis and the globalization of manufacturing. The recent growth of the economy and the resurgence of manufacturing and development of new manufacturing in the US generally and upstate New York specifically, creates opportunities in Utica and the potential for significant increases in property values as well as a need for employee housing and commercial space.
On the commercial property side, the Company plans to acquire properties that are anchored by well-known names and brands. Examples of buildings it would seek to acquire are those leased by financial institutions (i.e. Bank of America, N.A., CitiBank, N.A., JPMorgan Chase Bank, N.A., etc.), pharmacy chains (i.e. Walgreens), technology companies, (i.e. IBM, Amazon, Google), and other businesses with long histories of tenancies and survival in all market conditions.
Phase Two
In the second phase of the Company’s business model, the Company intends to create a digital asset wallet that will enable users to spend cryptocurrency anywhere in the world by utilizing their smartphone or an universal debit card. The Company believes that the tenants of its real estate properties may function as the initial user base for its digital asset wallet products. Once the Company has successfully set up its debit network and has perfected the user experience, it intends to launch a “referral-based program” whereby, similar to the “PayPal” model, it will grow its debit network through referrals and rewards. The Company plans to offer rewards to users who refer their network of personal contacts to the Company’s platform in the form of fractions of a Pax Coin for each referral. The Company believes that this growth model is the strongest way to build its debit network, but the Company will seek other avenues of growth alongside of its referral-based strategy. There is no guarantee that the referral strategy or any other strategy that is undertaken by the Company will lead to growth in its user base or the success of its operations. Furthermore, there can be no assurances that the Company will ever progress in its business model to commence this second phase.
For the avoidance of doubt, the Company does not intend to use any of the proceeds of this Offering to launch or finance any phase two operations, as described above.
Results of Operations
Three Months Ended March 31, 2018
Operating Expenses
Compensation expenses for the three months ended March 31, 2018 totaled $71,600, which was comprised of payroll expenses of  $20,000 and non-cash stock-based compensation of  $50,000.

Research and development expenses for the three months ended March 31, 2018 totaled $180,000, which was comprised of expenses incurred in connection with the development of our Pax Coins.
Marketing and promotion expenses for the three months ended March 31, 2018 totaled $4,294, which was primarily comprised of marketing consulting costs of  $3,000 and promotional materials of  $935.
General and administrative expenses for the three months ended March 31, 2018 totaled $2,280, which was primarily comprised of legal expenses of  $1,290 and website and other development expenses of  $783.
For the Period From November 1, 2017 (Inception) to December 31, 2017
Operating Expenses
General and administrative expenses for the period from November 1, 2017 (Inception) to December 31, 2017 totaled $9,908, which was primarily comprised of legal expenses of  $9,750 related to the corporate formation.
Liquidity and Capital Resources
As of March 31, 2018, the Company had cash, a working capital deficit and an accumulated deficit of $66,393, $237,155 and $268,082, respectively. During the three months ended March 31, 2018, the Company incurred a net loss of  $258,174. Subsequent to March 31, 2018, the Company received aggregate proceeds of approximately $105,000 in connection with sales of its coins that had not been issued. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within a year after the issuance date of these financial statements.
Since inception, the Company’s operations have primarily been funded through proceeds received in financings. Although management believes that the Company has access to capital resources, there are currently no commitments in place for new financing at this time, and there is no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. There is also no assurance that the amount of funds the Company might raise will enable the Company to complete its development initiatives or attain profitable operations. If the Company is unable to obtain additional financing on a timely basis, it may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately the Company could be forced to discontinue its operations and liquidate.
The financial statements included elsewhere in this prospectus have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment that might become necessary should the Company be unable to continue as a going concern.
During the three months ended March 31, 2018 and the period from November 1, 2017 (Inception) to December 31, 2017, the Company’s sources and uses of cash was as follows:
Net cash used in operating activities for the period ended December 31, 2017 was $58, which was primarily attributable to the Company’s net loss $9,908, adjusted for non-cash operating expenses of  $100, partially offset by $9,750 provided by changes in the levels of operating assets and liabilities. Net cash used in operating activities for the three months ended March 31, 2018 was $21,323, which was primarily attributable to the Company’s net loss of  $258,174, adjusted for non-cash operating expenses of  $50,000, partially offset by $186,851 provided by changes in the levels of operating assets and liabilities.
Net cash used in financing activities for the period ended December 31, 2017 was $70, which was primarily attributable to proceeds from an advance from a related party of  $250, partially offset by the repayment of an advance from a related party of  $180. Net cash provided by financing activities for the three months ended March 31, 2018 was $87,704, of which, $100,000 was related to proceeds from advances payable in connection with sales of equity securities that had not been issued, partially offset by the payment of  $12,296 of offering costs.

Off-Balance Sheet Arrangements
The Company does not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities.”
Quantitative and Qualitative Disclosure about Market Risk
The Company’s exposure to interest rate risk is minimal as the bank accounts it uses pay little or no interest. After this offering, the Company anticipates being able to obtain more favorable terms for excess cash, but would still not anticipate any significant exposure to interest rate fluctuations.
Critical Accounting Policies
The Company’s critical accounting policies are included in Note 3 — Significant Accounting Policies of our December 31, 2017 financial statements included elsewhere within this registration statement.
Recently Issued Accounting Policies
The Company’s recently issued accounting standards are included in Note 3 — Significant Accounting Policies of our financial statements included within this registration statement.
Jumpstart Our Business Startups Act of 2012 (JOBS Act)
The Company is an “emerging growth company,” or an “EGC,” as defined in the JOBS Act. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for EGCs. The Company has chosen to rely on certain exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an EGC, the Company is not required to, among other things, (i) to provide more than two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure, (ii) comply with the auditor attestation requirements in the assessment of our internal control over financial reporting, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, (iv) provide certain disclosure obligations regarding executive compensation, or (v) obtain a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
The Company will retain its EGC status until the first to occur of: (i) the end of the fiscal year in which the fifth anniversary of the completion of its initial public offering occurs, (ii) the end of the fiscal year in which its annual revenues exceed $1.07 billion, (iii) the date on which it issues more than $1 billion in non-convertible debt during any three-year period, or (iv) the date on which it qualify as a “large accelerated filer.”

BUSINESS
Overview
The Company is a blockchain-focused company headquartered in New York that has created the PAX Coin, a real estate-backed cryptocurrency. The Company eventually plans to use the Pax Coin as its entry point into the merchant services industry, in order to create digital products that, ideally, will allow users to spend cryptocurrencies anywhere in the world, seamlessly. The Company was incorporated on November 1, 2017 under the laws of the State of Delaware. To date, the Company’s efforts have focused upon developing the blockchain-based technology necessary to issue the coins offered hereunder. However, the Company ultimately intends to pursue a two-phase business model.
Phase One
In the first phase of the Company’s business model, the Company will seek to acquire residential and commercial real estate properties. The Company plans to use a combination of cash (including the proceeds of this Offering), debt instruments and cryptocurrencies (including its own coins) to acquire real estate. The Company is aware that to date cryptocurrencies have not been widely adopted as a means of exchange, specifically related to real property, but it will seek to change that paradigm through its acquisitions and later development/revitalization efforts. The Company expects that it will create positive cash flows by upgrading and renting out the properties that the Company acquires. The Company has not acquired any real estate and there can be no assurances that it will successfully identify or acquire any real estate property that fits within its business model.
The Company intends to employ an 80-20 portfolio allocation between residential and commercial real estate holdings. The Company intends that no more than 20% of the initial portfolio consist of commercial properties because the Company believes that certain kinds of commercial property will not hold value as well as residential real estate. The Company believes that, as a result of the “Amazonization” of the world, commercial space and retail storefronts will begin to decrease in value and prevalence over time as consumers continue the trend toward more online shopping. While certain types of commercial real estate will continue to retain value, the Company believes that residential property across property types will better retain value in the long term, across all market conditions. To wit, the Company posits that while a consumer may not need a storefront in the 21st century to do their shopping, they will always require a roof over their head.
The Company has developed a specific model for determining the location for potential properties that it has termed the “reverse L.” The reverse L model refers to the geographic shape of the target locations in the United States in which the Company intends to acquire properties, starting in the State of New York, including upstate New York, down the Eastern Seaboard, into the upper portions of Florida (e.g., Jacksonville) and across the Gulf of Mexico into the State of Texas. The Company has created and is adopting this model because there are numerous markets therein that it believes are undervalued or in a geographic area ripe for a turnaround or recovery.
Developing and improving the Company’s real estate holdings post-acquisition is also part of the first phase of the Company’s business plan. After acquiring properties and determining what improvements or alterations are required, the Company will begin to retrofit and update its properties with modern technologies in order to increase the attractiveness of the properties to potential tenants and purchasers as well as decrease overhead expenses like utilities. By installing things like solar panels, water purification systems, battery walls and upgraded electrical systems, depending on the type and location of the property, the Company will be able to decrease property expenses, take advantage of local green energy rebates and improve tenant experiences, which the Company believes will increase cash flow and the value of the properties.
As part of the first phase, the Company plans on engaging with the local community through meetings and informal discussions to better understand the needs and culture of that particular community. The Company hopes to use this information to guide its investment strategy and development in that community so as to maximize the overall benefit of the acquisition. This information will also help the Company in determining what sort of programs are needed in the community to enhance the values of the

Company’s holdings there, such as vocational, educational, community outreach or other programs that will help transform and revitalize the community encompassing the Company’s acquired properties. The Company will not be able to launch this initiative until the Company has acquired properties and has begun to generate income.
By way of example of the Company’s reverse L model, the Company has identified Utica, New York as an area ripe for revitalization and accordingly, it has identified 50+ rental units for acquisition that the Company believes are undervalued. The town of Utica, and upstate New York generally, has endured a prolonged economic downturn as a result of the last financial crisis and the globalization of manufacturing. The recent growth of the economy and the resurgence of manufacturing and development of new manufacturing in the US generally and upstate New York specifically, creates opportunities in Utica and the potential for significant increases in property values as well as a need for employee housing and commercial space.
On the commercial property side, the Company plans to acquire properties that are anchored by well-known names and brands. Examples of buildings it would seek to acquire are those leased by financial institutions (i.e. Bank of America, N.A., CitiBank, N.A., JPMorgan Chase Bank, N.A., etc.), pharmacy chains (i.e. Walgreens), technology companies, (i.e. IBM, Amazon, Google), and other businesses with long histories of tenancies and survival in all market conditions.
Phase Two
In the second phase of the Company’s business model, the Company intends to create a digital asset wallet that will enable users to spend cryptocurrency anywhere in the world by utilizing their smartphone or an universal debit card. The Company believes that the tenants of its real estate properties may function as the initial user base for its digital asset wallet products. Once the Company has successfully set up its debit network and has perfected the user experience, it intends to launch a “referral-based program” whereby, similar to the “PayPal” model, it will grow its debit network through referrals and rewards. The Company plans to offer rewards to users who refer their network of personal contacts to the Company’s platform in the form of fractions of a Pax Coin for each referral. The Company believes that this growth model is the strongest way to build its debit network, but the Company will seek other avenues of growth alongside of its referral-based strategy. There is no guarantee that the referral strategy or any other strategy that is undertaken by the Company will lead to growth in its user base or the success of its operations. Furthermore, there can be no assurances that the Company will ever progress in its business model to commence this second phase.
For the avoidance of doubt, the Company does not intend to use any of the proceeds of this Offering to launch or finance any phase two operations, as described above.
Management Team
Led by Gerard Marrone, co-founder and Chief Executive Officer, and Louis Adimando, co-founder and Chief Strategy Officer, the Company’s executive team brings leadership, business knowledge, sales, financial and branding experience to the Company. The Company’s executive team also includes Mark Rubin, Chief Financial Officer, who has over 40 years of experience in the corporate public accounting industry. The Company believes that its extensive relationships and experience in the real estate industry will provide a robust pipeline of real estate investment opportunities. Furthermore, by identifying its own real estate investment opportunities, the Company will have the ability to assume greater control over the structuring of its acquisition transactions, ideally providing it with a greater ability to own and invest in potentially higher yielding rental properties. By providing access to the revenue streams that arise from such investments, the Company believes that Pax Coin provides a value proposition that is unique in the cryptocurrency space.
The Company’s current board of directors consists of Mr. Marrone, Mr. Adimando and Mr. Rubin. The Company plans to expand its board of directors by electing additional board members, including a chairman and independent directors subsequent to the final closing of the Offering.
In addition, the Company has hired a dedicated team of non-executive professionals, including Joshua Lutz, Creative Director, who has over 20 years’ experience building websites, solving creative problems and building brands worldwide. Mr. Lutz is the Company’s expert at addressing the many customer familiarity issues cryptocurrency faces in today’s marketplace. The Company’s team of non-executive professionals also includes Ryan Gorman, Media and Public Relations Advisor. Mr. Gorman has held senior positions in multiple public relations firms, such as Account Supervisor at Kwittken (a brand strategy and public relations firm) and Senior Account Supervisor at Dukas Linden Public Relations. Mr. Gorman has executed B2B and B2C communications and marketing programs across a broad range of financial firms including ETF and mutual fund issuers, hedge funds, and fintech startups.
The Company’s technology and software development team is led by Ahmad Siddiqi. Mr. Siddiqi has been involved in the cryptocurrency community since 2013. With 15 years of finance and software experience, the Company believes he is well positioned to understand and see both the potential future benefits and developmental challenges of digital assets such as the Pax Coin. Also on Mr. Siddiqui’s team is Terry Nirmaier. Mr. Nimaier possesses a strong understanding of object-oriented analysis/design and Microsoft.Net Development frameworks, and is highly skilled at progressing from problem statement to well-documented design.
Pax Coin
The Company has designated a series of its preferred stock as “Pax Coin” preferred stock, which will be issued in book-entry electronic form only and recorded electronically on the Ethereum blockchain. The Pax Coin was developed using the ERC-644 standard on the Ethereum blockchain, which is an extension to the ERC-20 standard cryptocurrency specification, and which is backwards compatible with the ERC-20 standard. The Company used the ERC-644 standard as it allows Pax Coins to easily upgrade to future improved standards, allows for user functionality of Pax Coins outside of the blockchain, and most importantly, allows the Company to separate Pax Coins holders’ transaction ledger from the software code that makes up the Ethereum blockchain in the event that the software code underlying Pax Coin or the Ethereum blockchain were to be hacked by malicious third parties. Furthermore, this separation allows Pax Coin to use smart contracts on the Ethereum blockchain to manage issuance of Pax Coin, in connection with the Company’s transfer agent, VStock’s recording of all transactions in Pax Coin. There can be no assurances that the ERC-644 standard will suffice to protect Pax Coin from attacks or hacks from malicious third parties.
Furthermore, the Company believes that Pax Coin will be the first cryptocurrency that is backed by a revenue stream created by the receipt of rental payments from a portfolio of commercial and residential real estate held by the Company. See “Description of Capital Stock and Coins” on page [•] of this prospectus for further information regarding the powers, preferences, rights, qualifications, limitations and restrictions of the Pax Coins.
Going Concern
The Company has a limited operating history and has minimal assets. Since inception, the Company has incurred net losses. As of March 31, 2018, the Company had a working capital deficiency of  $237,155 and stockholders’ deficiency of  $217,982. The Company believes these conditions indicate that there is substantial doubt about its ability to continue as a going concern for a period of at least twelve months from the date of this filing. The Company’s plans in regard to these matters are described in footnote 2 to its audited financial statements as of December 31, 2017 and for the period from November 1, 2017 (Inception) to December 31, 2017, which are included in this prospectus. The report of the Company’s independent registered public accounting firm with respect to its financial statements as of December 31, 2017 and for the period from November 1, 2017 (Inception) to December 31, 2017 includes an explanatory paragraph indicating that its financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Market
The Company’s long-term intention is to operate in the cryptocurrency industry across two separate market segments: first the Company will focus on real property acquisition and renovation, and then as part of phase two of its operations, the Company aims to expand into merchant services. The Company believes that its management team’s knowledge of the real estate and merchant services industries create a complimentary, yet diverse offering in the rapidly expanding cryptocurrency market.

Real Estate
The Company believes that throughout history, no investment vehicle has created wealth more consistently than real property. While both the residential and commercial property space in the United States has many well-established real estate companies that have substantially greater financial, marketing, sales, distribution and technological resources than the Company, the Company believes that there are no shortage of opportunities in the market to find both undervalued markets and/or projects to revitalize. The Company intends to identify and acquire such properties in an effort to earn a substantial profit from both a net cash flow from rental income, as well as by increasing the overall value of the Company’s properties realized through improvements to such properties. After beginning its “reverse L” plan of acquisitions in the State of New York, the Company will seek to enter markets that are undervalued in the southern sections of the United States’ Eastern Seaboard, where the Company believes there has been significant migration as a result of favorable state and local income tax treatment, lower-cost of living, and higher standards of living. The Company believes that states such as North and South Carolina, Florida and Texas will continue to be highly sought out areas for those foregoing reasons, and therefore, properties acquired by the Company in these markets will increase in value.
Merchant Services
The merchant services market is well-established, and especially with regard to credit card transactions, dominated by a few big corporations like VISA, MasterCard and Discover. The Company believes that there is a huge gap in the currency cryptocurrency market not addressed by these large potential competitors, in that it is difficult for an average consumer to spend cryptocurrency regularly, on everyday purchases. As cryptocurrency becomes a more accepted means of transfer, the Company believes that it can successfully capture a significant portion of the overall merchant services market currently serviced by the well-established, traditional market participants like VISA and Mastercard. By way of example, according to the Company’s calculations based on VISA’s public filings, VISA had a $14.5 billion gross profit margin in 2017. If the Company is able to capture 10% of that profit margin, the Company could potentially have a gross profit of  $1.45 billion.
Intellectual Property
A key element of the Company’s success depends on its ability to identify and create proprietary technologies relating to intersection of cryptocurrency, real estate, and eventually, merchant services. In order to proactively protect those proprietary technologies, the Company intends to continue to develop and enforce its intellectual property rights in patents, trademarks and copyrights, as available through registration in the United States and internationally, as well as through the use of trade secrets, domain names and contractual agreements, such as confidentiality agreements and proprietary information agreements.
To date, the Company has applied (Serial Number 87884600) with the United States Patent and Trademark Office to protect the use of the word “Pax” in connection with cryptocurrencies.
Competition
The blockchain and cryptocurrency industries are highly competitive, as are the merchant services, real estate acquisition and development industries. In particular, the blockchain and cryptocurrency market is characterized by rapid technological change. The Company may be unable to respond to technological advances through the development and introduction of new products. Furthermore, the Company faces intense competition worldwide from technology companies such as Atlant, Ethereum, Harbor, Propy, Ripple, Bittrex, Telegram, Storj and Swarm, many of which have substantially greater financial, marketing, sales, distribution and technological resources. There is no guarantee that any factors that differentiate the Company from its competitors will give the Company a market advantage or continue to be a differentiating factor for the Company in the foreseeable future. Competitive pressures created by any one of the above-mentioned companies (and other direct or indirect competitors), or by the Company’s competitors collectively, could have a material adverse effect on the Company’s business, results of operations and financial condition.

Research and Development
The Company has engaged decentsea, a software developer, to create the Pax Coin and to conduct further research and software development on the Pax Coin and its related smart contracts. In addition, decentsea provides the Company support on its website design, website hosting, coin integration issues, cybersecurity assurance and general technical support. The Company has also agreed to pay decentsea 2.5% of the net proceeds from this Offering. To date, the Company has advanced decentsea $12,500 in connection with out-of-pocket expenses incurred by decentsea and will advance decentsea another installment of  $12,500 on September 1, 2018.
Government Regulation
As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies, with certain governments deeming them illegal while others have allowed their use and trade. On-going and future regulatory actions may impact the ability of the Company to continue to operate and such actions could affect the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company.
Until recently, little or no regulatory attention has been directed toward digital assets by US federal and state governments, foreign governments and self-regulatory agencies. The effect of any future regulatory change on the Company or any cryptocurrency that the Company may mine or hold for others is impossible to predict, and such change could have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company.
Governments may in the future curtail or outlaw the acquisition, use or redemption of cryptocurrencies. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Governments may also take regulatory action that may increase the cost and/or subject cryptocurrency companies to additional regulation.
The United States Commodities and Futures Trading Commission (the “CFTC”), in the Coinflip decision, determined that cryptocurrencies are properly defined as commodities under the Commodities Exchange Act. The CFTC has gone on to define bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.”
On May 7, 2014, the SEC published an investor alert that highlighted fraud and other concerns relating to certain investment opportunities denominated in bitcoin and fraudulent and unregistered investment schemes targeted at participants in online bitcoin forums. On July 25, 2017 the SEC released an investigative report which states that the United States would, in some circumstances, consider the offer and sale of blockchain coins pursuant to an ICO subject to federal securities laws. The report emphasized that whether a digital asset is a security is based on the particular facts and circumstances, including the economic realities of the transactions. The SEC continues to take action against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi scheme), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities. Recently in a series of cease and desist actions and publications, the SEC has established that the sale of Cryptocurrencies or related products, such as coins or coins in an ICO, are probably securities subject to registration or exemption therefrom. Thereafter, China released statements and took similar actions. Although the Company does not participate in third party ICOs, its clients and customers may participate in ICOs and these actions may be a prelude to further action which chills widespread acceptance of blockchain and cryptocurrency adoption and have a material adverse effect the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company.

State regulators have also begun to address the issue of cryptocurrency and blockchain networks and their use and operation. In the case of virtual currencies, state regulators like the New York Department of Financial Services have created new regulatory frameworks. Others, as in Texas, have published guidance on how their existing regulatory regimes apply to virtual currencies. Some states, like New Hampshire, North Carolina, and Washington, have amended their state’s statutes to include virtual currencies into existing licensing regimes. State courts and legislators have also begun to address this issue. A US federal magistrate judge in the US District Court for the Eastern District of Texas has ruled that “bitcoin is a currency or form of money,” a Florida circuit court judge determined that bitcoin did not qualify as money or “tangible wealth,” and an opinion from the US District Court for the Northern District of Illinois identified bitcoin as “virtual currency.” Additionally, the IRS released guidance treating bitcoin as property that is not currency for US federal income tax purposes. Taxing authorities of a number of US states have also issued their own guidance regarding the tax treatment of bitcoin for state income or sales tax purposes. On June 28, 2014, the Governor of the State of California signed into law a bill that removed state-level prohibitions on the use of alternative forms of currency or value (including bitcoin). The bill indirectly authorizes bitcoin’s use as an alternative form of money in the state. In February 2015, a bill was introduced in the California State Assembly to establish a licensing regime for businesses engaging in “virtual currencies.” In September 2015, the bill was ordered to become an inactive file and as of the date of this registration statement there hasn’t been further consideration by the California State Assembly. As of August 2016, the bill was withdrawn from consideration for vote for the remainder of the year. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in PAX Coin or the ability of the Company to continue to operate.
On December 11, 2017, the SEC issued a Public Statement emphasizing the risks of investing in digital assets such as bitcoin and noting the possibility that bitcoin and other digital assets may be deemed to be securities. That same month, the SEC entered an agreed order with Munchee Inc. to stop its ICO. Munchee was attempting to raise $15 million by selling tokens, however, the SEC found that Munchee’s sale of tokens was an unregistered security offering and sale in violation of the Securities Act of 1933, as amended (the “Securities Act”). Since the Munchee action, the SEC has taken numerous actions ranging from cease and desist letters to filing complaints in federal court alleging both breach of the Securities Act as well as fraud.
Regulation of the cryptocurrency continued in 2018 with the SEC issuing a warning on March 7, 2018 that exchanges for digital assets are responsible for any trades, including trades that may be a security. This warning extends the registration requirements for exchanges to all platforms trading digital assets. The SEC also added that entities or exchanges operating as alternative trading systems are also subject to regulatory requirements. FinCEN also released a statement that ICOs and those conducting them will be held to higher standards of Know Your Customer (KYC) and anti-money laundering (AML) laws. This requires that those conducting ICOs engage in diligence on all purchasers as well as report suspicious transactions to authorities or face penalties.
Governments may in the future take additional regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. Similar actions by governments or regulatory bodies (such as an exchange on which the Company’s securities are listed, quoted or traded) could result in restriction of the acquisition, ownership, holding, selling, use or trading in the Company’s securities. Such a restriction could result in the Company liquidating its inventory at unfavorable prices and may adversely affect the Company’s coinholders and have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, raise new capital or maintain a securities listing with an exchange which would have a material adverse effect on the business, prospects or operations of the Company and harm investors in the Company’s securities. Such regulatory actions or policies could result in a reduction of the price of Pax Coin.
Cryptocurrencies currently face an uncertain regulatory landscape not only in the United States, but also in many foreign jurisdictions such as the European Union, China and Russia. While certain governments such as Germany, where the Ministry of Finance has declared bitcoin to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency), have issued guidance as to how to treat bitcoin, most regulatory bodies have not yet issued official statements regarding intention to regulate or determinations on regulation of cryptocurrencies.
Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect cryptocurrency industry service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside of the United States and may therefore impede the growth of the bitcoin economy.
Failure to comply with existing and future laws could result in fines, sanctions, penalties or other adverse consequences and loss of consumer confidence, which could harm the Company’s results of operations, business and reputation. While the Company believes that it is compliant with its regulatory responsibilities, the legal, political and business environments in these areas are rapidly changing, and subsequent legislation, regulation, litigation, court rulings or other events could expose the Company to increased liability, increased operating costs to implement new measures to reduce its exposure to this liability and reputational damage.
The Company’s business could be harmed if a government were to tax or prohibit coins or cryptocurrencies, as has occurred in the past. The newness and potential for abuse could lead other states and jurisdictions to impose restrictions or prohibitions, as well as create new regulatory regimes that affect both coins and the cryptocurrencies used to purchase them.
It is possible that governments of one or more countries may seek to censor content available on our website and mobile applications or may even attempt to completely block access to its website. Adverse legal or regulatory developments could harm the Company’s business. In particular, in the event that the Company is restricted, in whole or in part, from operating in one or more countries, its ability to retain or increase its customer base may be harmed and it may not be able to maintain or grow our revenue as anticipated.
Consumer advocacy groups or governmental agencies could also seek to change laws and regulations to seek greater protections for those who invest in cryptocurrency related securities or real estate, which could result in enhanced consumer disclosure or require other different customer treatment. If consumer advocacy groups are able to generate widespread support for positions that are detrimental to the Company’s business, then our business, financial position and results of operations could be harmed.
The effect of any future regulatory change on the Company or bitcoin is impossible to predict, but such change could be substantial and adverse to the Company or the value of Pax Coin.
Environmental Laws
In the course of carrying out the first phase of the Company’s business plan, it intends to purchase and take title to real estate. As a result, the Company could be subject to environmental liabilities with respect to these properties. The Company may be held liable to a governmental entity such as the Environmental Protection Agency, or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination or may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, if the Company is the owner or former owner of a contaminated site, it may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. Any significant environmental liabilities could have a material adverse effect on the Company’s assets, business, cash flow, condition (financial or otherwise), liquidity, prospects and results of operations.
Corporate Information
The Company was incorporated under the laws of the State of Delaware on November 1, 2017. The Company’s principal executive offices are located at 66-85 73rd Place, Middle Village, New York 11379, and its telephone number is (718) 261-1711. The Company’s website address is www.praetoriangroup.io. Information contained on or accessible through its website is not a part of this prospectus and should not be relied upon in determining whether to make an investment decision.

Properties
On April 1, 2018, the Company entered into a five-year agreement to lease 1,000 square feet of office space in Middle Village, NY. Monthly lease payments amount to $1,000 per month for the first year and will increase by 3% every subsequent year for the duration of the lease for a total of approximately $64,000 for the total term of the lease.
Employees
As of June 29, 2018, the Company had three full-time employees and four part-time employees. None of its employees are represented by a union or parties to a collective bargaining agreement. The Company believes its employee relations to be good.
Legal Proceedings
The Company is not currently a party to any material legal proceedings. Although it is not currently a party any material legal proceedings, from time to time, it may be subject to various other legal proceedings and claims that are routine and incidental to the Company’s business. Although some of these proceedings may result in adverse decisions or settlements, management believes that the final disposition of such matters will not have a material adverse effect on the Company’s business, financial position, results of operations or cash flows.

MANAGEMENT
Directors and Executive Officers
The following table sets forth information about the Company’s directors and executive officers as of June 29, 2018.
Name	Age	Position(s)
Gerard Marrone	44	Chief Executive Officer and Chairman
Louis Adimando	32	Chief Strategy Officer and Director
Mark Rubin	70	Chief Financial Officer and Director
Board of Directors
The Company’s bylaws provide that the Company’s board of directors will consist of between one and nine directors, provided that the minimum and maximum number of directors may be increased or decreased by the Company’s board of directors from time to time. In accordance with the Company’s bylaws and Delaware law, the Company’s board of directors oversees the management of the business and affairs of the Company. Directors are elected by the Company’s stockholders at the Company’s annual stockholders meeting for one-year terms and to serve until their successors are duly elected and qualified or until their earlier death, resignation or removal. Stockholders are not entitled to cumulative voting in the election of our directors.
The Company has no non-director executive officers.
Gerard Marrone has acted as the Company’s Chief Executive Officer and member of the board of directors from inception to present. Mr. Marrone was admitted to practice law in the State of New York in January 2001 and is also admitted to practice in the Eastern and Southern District Federal Courts of New York. In 2002, he started his own law practice in New York. Since that time, Mr. Marrone has specialized in a number of legal areas including real estate, litigation and business law. He has handled countless real estate and business matters. He has tried multiple criminal matters as well. In addition, Mr. Marrone has been a licensed real estate broker for over a decade, operating his own real estate brokerage office in January 2007. In 1994, Mr. Marrone was a victim of a crime and was paralyzed. Told he would never walk again he defied the medical odds to regain his ability to walk. The Company believes that Mr. Marrone will bring that same determination, faith and iron will to the Company and its board of directors, helping it to change people’s lives for the better, by giving opportunities and education through the Company’s blockchain technology and the Pax Coin. Mr. Marrone holds a Juris Doctorate degree from Touro College Jacob D. Fuchsberg Law Center and a Bachelor of Science in Phycology from St. John’s University.
Louis Adimando has acted as the Company’s Chief Strategy Officer and member of the board of directors from inception to the present. From January 2016 to December 2017, Mr. Adimando was employed as a Vice President in the Legal and Compliance Group at Bank of Montreal where he acted as a senior member of the Investment Banking, Control Room and Equity Research Compliance team. From September 2014 to December 2015, Mr. Adimando was employed as an Assistant Vice President in the Legal and Compliance Group at Credit Suisse as a member of the Control Room team. From September 2012 to September 2014, Mr. Adimando was employed as an Assistant Vice President at J.P. Morgan where he worked with both the Control Room and the Personal Account Dealing Groups. Throughout his tenure with these financial institutions, Mr. Adimando was tasked with leadership roles that resulted in dynamic problem solving and strategy-based assignments. Prior to his work with such financial institutions, Mr. Adimando was also in private practice as an attorney, focusing on the areas of estate planning and real estate. The Company believes Mr. Adimando’s experience structuring estate solutions, conducting real property transactions and working with financial institutions qualify him to serve as a member of the Company’s board of directors. Mr. Adimando holds a Bachelor of Arts from Saint Peter’s College (now University) in Political Science and Philosophy. Mr. Adimando also has a Juris Doctor from New York Law School.
Mark Rubin has acted as the Company’s Chief Financial Officer and member of the board of directors from January 1, 2018 to the present. Since January 1974, he has operated his own accounting firm as a corporate public accountant. From June 1972 to December 1973, he worked at Haskins and Sells (now known as Deloitte) as an auditor, where he performed audits on public companies such as General Motors Company (NYSE: GM) and what is now known as Anthem, Inc. (NYSE: ANTM). As a result of Mr. Rubin’s decades of experience in public accounting, the Company believes he has the money management and financial strategy developments skills necessary to guide the Company through this Offering and in a capacity of the Company’s principal accounting officer. Mr. Rubin holds a Bachelor of Science in accounting from Long Island University and a Master of Science in taxation from Long Island University.
Family Relationships
There are no other family relationships among any of the Company’s officers or directors.
Involvement in Certain Legal Proceedings
To the Company’s knowledge, none of the Company’s current directors or executive officers has, during the past ten years:
•
been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the CFTC to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in the Company’s discussion below in “Certain Relationships and Related Party Transactions,” none of the Company’s directors or executive officers has been involved in any transactions with the Company or any of its directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.
Code of Business Conduct and Ethics
The Company has not yet adopted a written code of business conduct and ethics that applies to its directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Following this Offering, the Company intends to adopt such a policy.

EXECUTIVE COMPENSATION
The Company’s named executive officers, consisting of its principal executive officer and the next two most highly compensated executive officers, to the extent each earned at least $100,000 during such period, for the fiscal year ended December 31, 2017 were:
•
Gerard Marrone, Chief Executive Officer

Summary Compensation Table for Fiscal Year Ended December 31, 2017
The following table sets forth information regarding compensation earned by or paid to the Company’s named executive officers for the fiscal year ended December 31, 2017.
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	All other Compensation	Total
Gerard Marrone, Chairman and Chief Executive Officer	2017	$—	$—	$—	$—	$—	$—
Employment Agreements
Historically, the Company has employed its named executive officers “at will” and did not have written employment agreements with them. As such, the Company does not presently offer a 401(k) plan or other health or welfare benefits to its executive officers.
Director Compensation
During the period from November 1, 2017 (Inception) to December 31, 2017, no directors earned any compensation as a result of their service as a member of the Company’s board of directors. As of June 29, 2018, the Company has not offered members of the board of directors compensation for their services.
Equity Incentive Plans
As of June 29, 2018, the Company did not have any equity incentive plans.
Outstanding Equity Awards at Fiscal Year End
There were no outstanding equity awards as of December 31, 2017 that were held by the Company’s named executive officers.
Emerging Growth Company Status
As an emerging growth company, the Company will be exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of the Company’s Chief Executive Officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
There have been no transactions since inception to which the Company has been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of the Company’s then directors, executive officers or holders of more than 5% of any class of the Company’s capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.
Indemnification Agreements
The Company’s Amended and Restated Certificate of Incorporation and bylaws require the Company to indemnify its directors and executive officers to the fullest extent permitted by law. As of June 29, 2018, the Company has not entered into any indemnification agreements with its officers and directors.
Related Person Transactions Policy
The Company’s board of directors has not adopted written policies and procedures for the review of any transaction, arrangement or relationship in which it is a participant, the amount involved exceeds $120,000 and one of its executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom the Company refers to as a “related person,” has a direct or indirect material interest. Nevertheless, with respect to such transactions, it is the policy of the board of directors to consider the nature of and business reason for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, the Company’s best interests.

PRINCIPAL STOCKHOLDERS
Pax Coins
The following table sets forth the beneficial ownership of Pax Coins as of June 29, 2018 and as adjusted to reflect the sale of all 15,000,000 Pax Coins offered in this Offering, for:
•
each person, or group of affiliated persons, who is known by the Company to beneficially own more than 5% of our coins;

•
each of the Company’s named executive officers;

•
each of the Company’s directors; and

•
all of the Company’s executive officers and directors as a group.

The Company has determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as disclosed in the footnotes to this table and subject to applicable community property laws, the Company believes that each person identified in the table has sole voting and investment power over all of the coins shown opposite such person’s name.
The percentage ownership information shown in the table prior to this Offering is based upon 1,090,000 coins outstanding as of June 29, 2018, plus an additional 2,000 coins expected to be issued prior to this Offering, for total coins outstanding of 1,092,000 prior to this Offering.
Except as otherwise noted below, the address for persons listed in the table is c/o The Praetorian Group, Inc., 66-85 73rd Place, Middle Village, New York 11379.
	Coins Beneficially Owned Prior to this Offering		Coins Beneficially Owned After this Offering
Name of Beneficial Owner	Number	Percentage	Number	Percentage
Named executive officers and directors:
Gerard Marrone	500,000	45.79%	500,000	3.11%
Louis Adimando	500,000	45.79%	500,000	3.11%
Mark Rubin	0	*%	0	*%
All current directors and executive officers as a group (3 persons)	1,000,000	91.58%	1,000,000	6.22%

*
Represents beneficial ownership of less than 1%.

Common Stock
The following table sets forth the beneficial ownership of the Company’s common stock as of June 29, 2018 for:
•
each person, or group of affiliated persons, who is known by the Company to beneficially own more than 5% of the Company’s common stock;

•
each of the Company’s named executive officers;

•
each of the Company’s directors; and

•
all of the Company’s executive officers and directors as a group.

The Company has determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as disclosed in the footnotes to this table and subject to applicable community property laws, the Company believes that each person identified in the table has sole voting and investment power over all of the coins shown opposite such person’s name.
The percentage ownership information shown in the table is based upon 1,015,075 shares of common stock outstanding as of June 29, 2018.
Except as otherwise noted below, the address for persons listed in the table is c/o The Praetorian Group, Inc., 66-85 73rd Place, Middle Village, New York 11379.
	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Named executive officers and directors:
Gerard Marrone	500,000	49.26%
Louis Adimando	500,000	49.26%
Mark Rubin	0	*%
All current directors and executive officers as a group (3 persons)	1,015,075	98.52%

DESCRIPTION OF CAPITAL STOCK AND COINS
The description below of the Company’s capital stock and provisions of its Amended and Restated Certificate of Incorporation and bylaws are summaries and are qualified by reference to the Amended and Restated Certificate of Incorporation and the bylaws, which are filed as exhibits to the registration statement of which this prospectus is part, and by the applicable provisions of Delaware law.
General
The Company’s Amended and Restated Certificate of Incorporation authorizes the Company to issue up to 100 million Pax Coins, $0.0001 par value per coin, 300 million shares of preferred stock that are not currently designated as Pax Coins, $0.0001 par value per share, and 100 million shares of our common stock, $0.0001 par value per share.
Pax Coins
The Company has designated a series of its preferred stock as “Pax Coin” preferred stock, which will be issued in book-entry electronic form only and recorded electronically on the Ethereum blockchain. The Pax Coin was developed using the ERC-644 standard on the Ethereum blockchain, which is an extension to the ERC-20 standard cryptocurrency specification, and which is backwards compatible with the ERC-20 standard. The Company used the ERC-644 standard as it allows Pax Coins to easily upgrade to future improved standards, allows for user functionality of Pax Coins outside of the blockchain, and most importantly, allows the Company to separate Pax Coins holders’ transaction ledger from the software code that makes up the Ethereum blockchain in the event that the software code underlying Pax Coin or the Ethereum blockchain were to be hacked by malicious third parties. Furthermore, this separation allows Pax Coin to use smart contracts on the Ethereum blockchain to manage issuance of Pax Coin, in connection with the Company’s transfer agent, VStock’s recording of all transactions in Pax Coin. There can be no assurances that the ERC-644 standard will suffice to protect Pax Coin from attacks or hacks from malicious third parties.
As of June 29, 2018, there were 1,000,000 Pax Coins issued and outstanding, held by four coinholders of record.
Voting Rights
The Company’s coinholders are not entitled to any voting rights.
Dividends
Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the board of directors in its sole discretion has the right to declare if and when dividends might be paid to holders of Pax Coins. There are no assurances that the Company will ever pay dividends to coinholders.
Liquidation
In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation, the holders of outstanding Pax Coins shall be entitled to receive all dividends and other distributions declared on such series by the board of directors but not yet paid, plus an amount equal to the number of Pax Coins outstanding multiplied by $5.
Rights and Preferences
The Company’s coinholders have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to Pax Coins. The rights, preferences and privileges of the Company’s coinholders are subject to, and may be adversely affected by, the rights of the holders of any other class of its preferred stock that the Company may issue in the future.

Preferred Stock
The Company’s board of directors may, without further action by the Company’s stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of million shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of the Company’s common stock. The issuance of the Company’s preferred stock could adversely affect the voting power of holders of Pax Coins, common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deterring or preventing a change of control or other corporate action. Upon the closing of this Offering, besides the Pax Coins, no shares of preferred stock will be outstanding, and the Company has no present plan to issue any shares of preferred stock besides the Pax Coins.
Common Stock
As of June 29, 2018, there were 1,015,075 shares of the Company’s common stock issued and outstanding, held by four stockholders of record.
Voting Rights
Each holder of the Company’s common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under the Company’s Amended and Restated Certificate of Incorporation and bylaws, stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election.
Dividends
Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of the Company’s common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.
Liquidation
In the event of the Company’s liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of the Company’s preferred stock.
Rights and Preferences
Holders of the Company’s common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may issue in the future.
Anti-Takeover Provisions
Section 203 of the Delaware General Corporation Law
While the express provisions of the Company’s Amended and Restated Certificate of Incorporation intend to opt the Company out from such provision, the Company may nevertheless be subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•
before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers, and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:
•
any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
Amended and Restated Certificate of Incorporation and Bylaws
The Company’s Amended and Restated Certificate of Incorporation provides that directors may be removed by stockholders only for cause upon the vote of 66 2∕3% of the outstanding capital stock of the Company. Furthermore, the authorized number of directors may be changed only by resolutions adopted by a majority of the Company’s board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.
Our Amended and Restated Certificate of Incorporation provides that stockholders cannot amend the Company’s bylaws and many of the provisions described above, except by a vote of 66 2∕3% or more of the holders of the outstanding capital stock of the Company entitled to vote on such matters.
The Company’s bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders. The bylaws also provide that only the chairman of the board, the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors or the holders of 75% of more of the voting power of the then outstanding shares of common stock may call a special meeting of stockholders.
The Company’s bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and will specify requirements as to the form and content of a stockholder’s notice.

The Company’s coinholders will not have voting rights, they will not have the ability to replace the Company’s board of directors or obtain control of the Company by replacing our board of directors. Furthermore, the combination of the foregoing provisions will make it more difficult for the Company’s existing stockholders to replace the board of directors as well as for another party to obtain control of the Company by replacing its board of directors. Since the Company’s board of directors has the power to retain and discharge officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could delay or impede the success of any attempt to change the Company’s control.
These provisions are intended to facilitate the Company’s continued innovation and the risk-taking that it requires, permit the Company to continue to prioritize its long-term goals rather than short-term results and enhance the likelihood of continued stability in the composition of the Company’s board of directors and its policies. As a consequence, these provisions may also inhibit increases in the market price of the Company’s stock that could result from actual or rumored takeover attempts.
Choice of Forum
The Company’s Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for: (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a breach of fiduciary duty owed by any director, officer or other employee to us or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee arising pursuant to the Delaware General Corporation Law, the Company’s Amended and Restated Certificate of Incorporation or bylaws, or (iv) any action asserting a claim against the Company or any director or officer or other employee that is governed by the internal affairs doctrine. The Company’s Amended and Restated Certificate of Incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
Transfer Agent and Registrar
The transfer agent and registrar for Pax Coins is VStock Transfer, LLC, a California limited liability company (“VStock”), located at 18 Lafayette Place, Woodmere, NY 11598. VStock’s telephone number is (212) 828-8436.
Listing
No established public trading market for the Pax Coins currently exists. However, the Company intends to apply to have the Pax Coins approved for trading on the OTC Markets Group Inc.’s OTCQB marketplace and expect the Pax Coins to trade under the symbol “PAX” upon the completion of this Offering. In the event the Company’s coins are not approved for trading on the OTCQB, the Company plans to apply to have the Pax Coins approved for trading on an electronic exchange for cryptocurrencies, such as the digital asset exchange operated by Gemini Trust Company, LLC or any electronic exchange for cryptocurrencies that might become registered with the SEC. There is no guarantee that the Pax Coin will ever trade on any listed exchange, be quoted on the OTCQB marketplace or any electronic exchange for cryptocurrencies.

COINS ELIGIBLE FOR FUTURE SALE
Prior to this Offering, no public market existed for Pax Coins, and the Company cannot assure investors that there will be an active public market for Pax Coins following this Offering. The Company cannot predict what effect, if any, sales of Pax Coins in the public market or the availability of coins for sale will have on the market price of Pax Coins. Future sales of substantial amounts of Pax Coins in the public market, the availability of Pax Coins for future sale or the perception that such sales may occur, however, could adversely affect the market price of Pax Coins and also could adversely affect the Company’s future ability to raise capital through the sale of Pax Coins or other equity-related securities at times and prices the Company believes appropriate.
All of the coins sold in this Offering will be freely tradable without restrictions or further registration under the Securities Act, except for any coins sold to the Company’s “affiliates,” as that term is defined under Rule 144 under the Securities Act. The outstanding coins held by existing stockholders are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if the offer and sale is registered under the Securities Act or if the offer and sale of those securities qualifies for exemption from registration, including exemptions provided by Rules 144 or 701 promulgated under the Securities Act.
The Company may issue coins from time to time for a variety of corporate purposes, including in capital-raising activities through future public offerings or private placements, as consideration for future acquisitions, investments or other purposes. The number of coins that the Company may issue may be significant, depending on the events surrounding such issuances. In some cases, the coins the Company issues may be freely tradable without restriction or further registration under the Securities Act; in other cases, the Company may grant registration rights covering the coins issued in connection with these issuances, in which case the holders of the coins will have the right, under certain circumstances, to cause the Company to register any resale of such coins to the public.
Rule 144
In general, persons who have beneficially owned restricted coins for at least six months are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.
Non-Affiliates
Any person who is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale may sell an unlimited number of restricted securities under Rule 144 if:
•
the restricted securities have been held for at least six months, including the holding period of any prior owner other than one of the Company’s affiliates;

•
the Company has been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and

•
the Company is current in its Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of the Company’s at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of the Company’s affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time the Company has been subject to Exchange Act periodic reporting or whether the Company are current in its Exchange Act reporting.

Affiliates
Persons seeking to sell restricted securities who are affiliates of the Company at the time of, or any time during the three months preceding, a sale, would be subject to the restrictions described above. Sales of restricted or unrestricted coins by affiliates are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three-month period only that number of securities that does not exceed the greater of either of the following:
•
1% of the number of coins then outstanding, which will equal approximately coins immediately after the closing of this Offering based on the number of coins outstanding as of June 29, 2018; or

•
the average weekly trading volume of the Company’s coins during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Rule 701
In general, under Rule 701, a person who purchased the Company’s coins pursuant to a written compensatory plan or contract and who is not deemed to have been one of the Company’s affiliates during the immediately preceding ninety (90) days may sell these coins in reliance upon Rule 144, but without being required to comply with the holding period, notice, manner of sale, public information requirements or volume limitation provisions of Rule 144. Rule 701 also permits affiliates to sell their Rule 701 coins under Rule 144 without complying with the holding period requirements of Rule 144.

MATERIAL US FEDERAL INCOME TAX CONSIDERATIONS
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR US FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR PAX COINS, AS WELL AS THE US FEDERAL, STATE, LOCAL, ESTATE AND GIFT TAX AND NON-US INCOME AND OTHER TAX CONSIDERATIONS OF ACQUIRING, OWNING AND DISPOSING PAX COINS.
US Federal Income Tax Characterization of Pax Coins
The Company believes that Pax Coins should be treated, and intends to treat Pax Coins, as stock for US federal income tax purposes. However, there are no court decisions or other authorities directly bearing on the tax effects of the issuance and classification of stock with the features of Pax Coins. Accordingly, no assurance can be given that the Company’s view that Pax Coins should be treated as stock for US federal income tax purposes will be upheld by a court.
If Pax Coins are considered property other than stock, the Company could be taxed on the proceeds from the offering of the Pax Coins. The remainder of this discussion assumes the Pax Coins will be treated as a class of stock of the Company.
US Federal Income Taxation of Non-US Holders
The following discussion sets forth the material US federal income tax consequences to Non-US Holders (as defined below) of the ownership and disposition of Pax Coins issued in this offering.
For purposes of this summary, a “Non-US Holder” means a beneficial owner of Pax Coins that is for US federal income tax purposes:
•
a nonresident alien individual;

•
a foreign corporation (or entity treated as a foreign corporation for US federal income tax purposes); or

•
a foreign estate or foreign trust.

This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the US Treasury Regulations promulgated thereunder, administrative rulings and judicial interpretations of the Code, all as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in US federal income tax consequences different from those summarized below. The Company cannot assure you that a change in law, possibly with retroactive application, will not alter significantly the tax considerations that we describe in this prospectus. The Company has not sought and does not plan to seek any ruling from the US Internal Revenue Service, or the IRS, with respect to statements made and the conclusions reached in the following discussion, and the Company cannot assure you that the IRS or a court will agree with its statements and conclusions.
This discussion does not address all aspects of US federal income taxation or any aspects of alternative minimum, estate, state, local, or non-US taxation. In addition, this discussion does not address any aspects of the Medicare contribution tax on net investment income. This discussion also does not consider any specific facts or circumstances that may apply to particular Non-US Holders that may be subject to special treatment under the US federal income tax laws, including, but not limited to:
•
banks, insurance companies or other financial institutions, regulated investment companies, or real estate investment trusts;

•
tax-exempt organizations or governmental organizations;

•
tax-qualified retirement plans;

•
brokers or dealers in securities or currencies;

•
investors that hold Pax Coins as part of a straddle, hedge, conversion transaction, synthetic security or other risk reduction or integrated investment;

•
traders in securities or other persons that elect to use a mark-to-market method of accounting for their holdings in Pax Coin;

•
controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid US federal income tax;

•
US expatriates or certain former citizens or long-term residents of the United States; and

•
partnerships or entities classified as partnerships for US federal income tax purposes or other pass-through entities (and investors therein).

Such Non-US Holders should consult their own tax advisors to determine the US federal, state, local and other tax consequences that may be relevant to them.
If a partnership or any other entity or arrangement taxed as a partnership for US federal income tax purposes is a beneficial owner of Pax Coins, the treatment of a partner in the partnership will generally depend upon the status of the partner of such partnership and the activities of the partnership. Accordingly, partnerships (and entities and arrangements taxed as partnerships) that hold Pax Coins and owners in such partnerships (or other entities or arrangements taxed as partnerships) are urged to consult their tax advisors regarding the specific US federal income tax consequences to them of acquiring, owning or disposing of Pax Coins.
Dividends and Distributions
Distributions paid on Pax Coins will be treated as a dividend for US federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits (as determined under US federal income tax principles). If the amount of distributions paid on Pax Coins in a year exceeds the Company’s current and accumulated earnings and profits, such excess will be allocated ratably among Pax Coin with respect to which the distribution is paid and treated first as a tax-free return of capital to the extent of your adjusted tax basis in each such coin, and thereafter as capital gain from a sale or other disposition of such coin that is taxed to you as described below under the heading “— Gain on Sale or Other Disposition of Our Pax Coins.” Your adjusted tax basis is generally the purchase price of such coins, reduced, but not below zero, by the amount of any such tax-free returns of capital.
Dividends paid to you generally will be subject to US federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are effectively connected with a trade or business carried on by you within the United States (and, if required by an applicable income tax treaty, are attributable to a US permanent establishment or fixed base maintained by you). While it is unlikely that distributions on Pax Coins in any year will exceed our earnings and profits, the facts necessary to make a determination of the extent to which a distribution on Pax Coins is treated as a dividend for such purpose may not be known at the time of the distribution. A Non-US Holder should therefore expect that a withholding agent will treat the entire amount of a distribution on Pax Coins as a dividend for purposes of determining the amount required to be withheld on such distribution.
Dividends that are effectively connected with the conduct of a trade or business by you within the United States and, where an income tax treaty applies, are generally attributable to a US permanent establishment or fixed base, are not subject to the US withholding tax, but instead are subject to US federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements including delivery of a properly executed IRS Form W-8ECI (or other applicable IRS form) must be satisfied for effectively connected dividends to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
If you wish to claim the benefit of an applicable treaty rate to avoid or reduce withholding of US federal income tax for dividends, then you must (a) provide the withholding agent with a properly completed IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that you are not a US person and are eligible for treaty benefits, or (b) if your Pax Coins are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable US Treasury Regulations. Special certification and other requirements apply to certain Non-US Holders that act as intermediaries (including partnerships).

Gain on Sale or Other Disposition of Our Pax Coins
You generally will not be subject to US federal income tax with respect to gain realized on the sale or other taxable disposition of Pax Coins, unless:
•
the gain is effectively connected with a trade or business you conduct in the United States, and, in cases in which certain tax treaties apply, is attributable to a US permanent establishment or fixed base;

•
if you are a nonresident alien individual, you are present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition, and certain other conditions are met; or

•
the Company is or has been during a specified testing period a “US real property holding corporation,” or USRPHC, for US federal income tax purposes, and certain other conditions are met.

If you are an individual described in the first bullet point above, you will be subject to tax on the net gain derived from the sale under regular graduated US federal income tax rates. If you are a foreign corporation described in the first bullet point above, you will be subject to tax on your gain under regular graduated US federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits, subject to certain adjustments, or at such lower rate as may be specified by an applicable income tax treaty.
If you are an individual described in the second bullet point above, you will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence) on the net gain derived from the sale, which may be offset by US source capital losses, if any, recognized in the taxable year of the disposition of Pax Coins (or in the taxable year in which a distribution with respect to Pax Coins is treated as gain from the sale or disposition of Pax Coins).
With respect to the third bullet point above, generally, the Company will be a USRPHC if the fair market value of its US real property interests equals or exceeds 50% of the sum of the fair market values of its worldwide real property interests and other assets used or held for use in a trade or business, all as determined under applicable US Treasury Regulations. The Company believes that it is likely that it will become a USRPHC. If it becomes a USRPHC, as long as Pax Coins are regularly traded on an established securities market, such Pax Coins will be treated as US real property interests only if you actually or constructively held more than five percent of the Company’s Pax Coins at any time during the shorter of the five-year period preceding the disposition or your holding period for your Pax Coins.
Information Reporting and Backup Withholding
The relevant payor must report annually to the IRS and to each Non-US Holder the amount of the dividends on Pax Coins paid to such holder and the tax withheld, if any, with respect to such dividends. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-US Holder resides or is established. Non-US Holders will have to comply with specific certification procedures to establish that the holder is not a US person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on Pax Coins.
Information reporting and backup withholding will generally apply to the proceeds of a disposition of Pax Coins by a Non-US Holder effected by or through the US office of any broker, US or foreign, unless the holder certifies its status as a Non-US Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-US Holder where the transaction is effected outside the United States through a non-US office of a broker. However, for information reporting purposes, dispositions effected through a non-US office of a broker with substantial US ownership or operations generally will be treated in a manner similar to dispositions effected through a US office of a broker.
Backup withholding, currently at a rate of 24%, is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-US Holder may be allowed as a credit against the Non-US Holder’s US federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Accounts
Under provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, and related Treasury guidance, a withholding tax of 30% will be imposed in certain circumstances on payments of  (a) dividends on our Pax Coins, and (b) on or after January 1, 2019, gross proceeds from the sale or other disposition of our Pax Coins. In the case of payments made to a “foreign financial institution” as defined under FATCA (including, among other entities, an investment fund), as a beneficial owner or as an intermediary, the tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) and complies with an agreement with the US Government, or a FATCA Agreement, or (ii) is required by and complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction, or an IGA, in either case to, among other things, collect and provide to the US or other relevant tax authorities certain information regarding US account holders of such institution.
In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such foreign entity provides the withholding agent with a certification that it does not have any “substantial” US owners (generally, any specified US person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its “substantial” US owners.
If Pax Coins are held through a foreign financial institution that enters into (or is otherwise subject to) a FATCA Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments of dividends and proceeds described above made to (x) a person (including an individual) that fails to comply with certain information requests, or (y) a foreign financial institution that has not entered into (and is not otherwise subject to) a FATCA Agreement and is not a person required to comply with FATCA pursuant to applicable foreign law enacted in connection with an IGA.
Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in Pax Coins, and the entities through which they hold Pax Coins, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

PLAN OF DISTRIBUTION
Pax Coins offered by the Company will be sold by its directors and executive officers directly to the public on behalf of the Company with no commission or other remuneration payable to them for any coins that are sold by them. In offering coins on the Company’s behalf, the Company’s directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. The Company’s officers, directors, control persons and affiliates may purchase coins in this Offering. The Company may also elect to engage licensed broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) to act as sales agents in this Offering. No sales agents have yet been engaged to sell coins. This Offering is intended to be made solely by the delivery of this prospectus to prospective investors, and all coins will be offered on a “best-efforts” basis. However, the Company may pay selling commissions to participating broker-dealers who are members of FINRA for coins sold by them, equal to a percentage of the purchase price of the coins. The Company may pay finder’s fees to persons who refer investors to the Company. The Company may also pay consulting fees to consultants who assist the Company with the Offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, finder’s fees and brokerage commissions may be paid in cash or coins. The Company may also issue coins to broker-dealers for sales of coins attributable to them, and to finders and consultants, and reimburse them for due diligence and marketing costs on an accountable or non-accountable basis. The Company has not entered into selling agreements with any broker-dealers to date, though it may engage a FINRA registered broker-dealer firm for, among other things, offering administrative services. Participating broker-dealers, if any, and others may be indemnified by the Company with respect to this Offering and the disclosures made in this prospectus.

LEGAL MATTERS
The validity of the coins being offered by this prospectus will be passed upon for the Company by Waller Lansden Dortch & Davis, LLP, Nashville, Tennessee.
EXPERTS
The financial statements as of December 31, 2017 and for the period from November 1, 2017 (inception) to December 31, 2017 of the Company appearing elsewhere in this prospectus have been included herein in reliance upon the report, which includes an explanatory paragraph regarding the Company’s ability to continue as a going concern, of Marcum LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company has filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the coins being offered by this prospectus, which constitutes a part of the registration statement. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to the Company and the Pax Coins offered by this prospectus, the Company refers you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, the Company refers you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.
You can read the Company’s SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document the Company files with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.
Upon the closing of this Offering, the Company will likely be subject to the information reporting requirements of the Exchange Act, and it will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. The Company will also maintain a website at Praetorian.io, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part.

THE PRAETORIAN GROUP, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
The Praetorian Group, Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of The Praetorian Group, Inc. (the “Company”) as of December 31, 2017, the related statements of operations, changes in stockholders’ deficiency and cash flows for the period from November 1, 2017 (inception) to December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from November 1, 2017 (inception) to December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company’s business plan is dependent on the completion of an initial public offering and the Company’s cash and working capital as of December 31, 2017 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum llp
Marcum llp
We have served as the Company’s auditor since 2018.
New York, NY
July 2, 2018

The Praetorian Group, Inc.
Balance Sheet
December 31, 2017
Assets
Current Assets:
Cash	$12
Total Current Assets	12
Deferred offering costs	4,875
Total Assets	$4,887
Liabilities and Stockholders’ Deficiency
Current Liabilities:
Payable to stockholder	$12,570
Accrued legal fees	2,125
Total Current Liabilities	14,695
Commitments and contingencies
Stockholders’ Deficiency:
Preferred stock, $0.0001 par value;
400,000,000 shares authorized;
Pax Coin Series, 100,000,000 coins designated;
0 coins issued and outstanding at December 31, 2017	—
Common stock, $0.0001 par value;
100,000,000 shares authorized;
1,000,000 shares issued and outstanding at December 31, 2017	100
Accumulated deficit	(9,908)
Total Stockholders’ Deficiency	(9,808)
Total Liabilities and Stockholders’ Deficiency	$4,887

See notes to these financial statements.

The Praetorian Group, Inc.
Statement of Operations
For The Period From November 1, 2017 (Inception) to December 31, 2017
Operating Expenses:
General and administrative	$9,908
Total Operating Expenses	9,908
Net Loss	$(9,908)
Net Loss Per Share
– Basic and Diluted	$(0.01)
Weighted Average Number of Common Shares Outstanding
– Basic and Diluted	1,000,000

See notes to these financial statements.

The Praetorian Group, Inc.
Statement of Changes in Stockholders’ Deficiency
For the Period From November 1, 2017 (Inception) to December 31, 2017
	Preferred Stock		Common Stock		Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance – November 1, 2017 (Inception)	—	$—	—	$—	$—	$—
Common stock issued to founders	—	—	1,000,000	100	—	100
Net loss	—	—	—	—	(9,908)	(9,908)
Balance – December 31, 2017	—	$—	1,000,000	$100	$(9,908)	$(9,808)

See notes to these financial statements.

The Praetorian Group, Inc.
Statement of Cash Flows
For The Period From November 1, 2017 (Inception) to December 31, 2017
Cash Flows From Operating Activities
Net loss	$(9,908)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of founder shares	100
Changes in operating assets and liabilities:
Accrued legal fees	9,750
Net Cash Used In Operating Activities	(58)
Cash Flows From Financing Activities:
Proceeds from advance from related party	250
Repayment of advance from related party	(180)
Net Cash Provided By Financing Activities	70
Net Increase In Cash	12
Cash – Beginning of Period (Inception)	—
Cash – End of Period	$12
Supplemental Disclosures of Cash Flow Information:
Non-cash investing and financing activities:
Payment of legal fees by stockholder	$12,500

See notes to these financial statements.

THE PRAETORIAN GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM NOVEMBER 1, 2017 (INCEPTION) TO DECEMBER 31, 2017
Note 1 — Business Organization and Nature of Operations
The Praetorian Group, Inc. (“Praetorian” or the “Company”) was incorporated on November 1, 2017 under the laws of the State of Delaware. The Company has selected December 31, 2017 as its year-end. To date, the Company’s efforts have focused upon developing the blockchain-based technology necessary to issue its coins (“Pax Coins”) in its initial public offering (“IPO”). However, the Company ultimately intends to pursue a two-phase business model.
In the first phase of the Company’s business model, the Company will seek to acquire residential and commercial real estate properties that are either undervalued and/or located in gentrifying locations. The Company expects that it will create positive cash flows by upgrading and renting out the properties that the Company acquires. The Company plans to use a combination of cash (including the proceeds of its IPO), debt instruments and cryptocurrencies (including its own coins) to acquire real estate. The Company has not acquired any real estate holdings and there can be no assurances that it will successfully identify or acquire any real estate property that fits within its business model.
In the second phase of the Company’s business model, the Company intends to create a digital asset wallet that will enable users to spend cryptocurrency anywhere in the world by utilizing their smartphone or a universal debit card. The Company believes that the tenants of its real estate properties may function as the first user base for its digital asset wallet products. Once the Company has successfully set up its debit network and has perfected the user experience, it will undergo a “referral-based program” where similar to the “PayPal” model it will grow its debit network through referrals and rewards. The Company plans to offer rewards to users who refer their network to the debit platform in the form of a fraction of a Pax Coin for each referral. The Company believes that this growth model is the strongest way to build its debit network but, the Company will seek other avenues of growth alongside of its referral-based strategy. There can be no assurances that the referral strategy, or any other strategy that is undertaken by the Company, will lead to growth in its user base or the success of its operations. Furthermore, there can be no assurance that the Company will ever progress in its business model to commence this second phase.
Effective June 26, 2018, the Company amended and restated its Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”). All share and per share information has been retroactively adjusted to reflect the Amended and Restated Certificate of Incorporation for all periods presented. See Note 5 — Stockholder’s Equity — Authorized Capital and Note 7 — Subsequent Events — Amendment to Certificate of Incorporation for additional details.
Note 2 — Going Concern
As of December 31, 2017, the Company had cash, a working capital deficit and an accumulated deficit of  $12, $14,683 and $9,908, respectively. During the period from November 1, 2017 (“Inception”) to December 31, 2017, the Company incurred a net loss of  $9,908. Subsequent to December 31, 2017, the Company received aggregate proceeds of  $205,000 in connection with agreements to sell its common stock and Pax Coins. See Note 7 — Subsequent Events — Subscription Agreements for additional details. The Company’s business plan is dependent on the completion of an IPO as the Company’s cash and working capital as of December 31, 2017 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within a year after the issuance date of these financial statements.
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment that might become necessary should the Company be unable to continue as a going concern.

Note 3 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements have been prepared in conformity with U.S. GAAP and are presented in US dollars.
Use of Estimates
Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and the amounts disclosed in the related notes to the financial statements. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents in the financial statements. As of December 31, 2017, the Company had no cash equivalents.
The Company has cash on deposits in several financial institutions which, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions.
Deferred Offering Costs
Deferred offering costs consist of direct, incremental professional fees incurred in connection with the Company’s IPO. As of December 31, 2017, there were deferred offering costs in the amount of  $4,875, which were related to legal fees that were paid by the Company’s Chief Executive Officer (“CEO”) on behalf of the Company. Upon the closing of the IPO, the deferred offering costs will be offset against the proceeds of the IPO.
Fair Value of Financial Instruments
The Company measures the fair value of financial assets and liabilities based on the guidance of the Financial Accounting Standards Board ("FASB’’) Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.
ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:
Level 1 — quoted prices in active markets for identical assets or liabilities
Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable
Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)
The carrying amounts of the Company’s financial instruments, such as accruals and payables, approximate fair values due to the short-term nature of these instruments.
Income Taxes
The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. As of December 31, 2017, the Company estimates that it had approximately $10,000 of federal and state net operating losses that may be available to offset future taxable income. The net operating loss carry forwards, if not utilized, will expire 20 years from the date the Company’s initial tax returns are filed. In accordance with Section 382 of the Internal Revenue Code, the usage of the Company’s net operating loss carry forwards could become subject to annual limitations if there are greater than 50% ownership changes.
The Company assesses the likelihood that deferred tax assets will be realized. To the extent that realization is not likely, a valuation allowance is established. Based upon the Company’s history of losses since inception, management believes that it is more likely than not that future benefits of deferred tax assets will not be realized. As of December 31, 2017, the Company had de minimis gross deferred tax assets that were offset by a full valuation allowance.
The Company recognizes the tax benefit from an uncertain income tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement by examining taxing authorities. The Company’s policy is to recognize interest and penalties accrued on uncertain income tax positions in interest expense in the Company’s statements of operations. As of December 31, 2017, the Company had no liability for unrecognized tax benefits. The Company does not expect the unrecognized tax benefits to change significantly over the next 12 months.
The Company files income tax returns in the U.S. federal jurisdiction, the State of New York, and New York City.
The Tax Cuts and Jobs Act (the “Act”) was enacted in December 2017 making significant changes to the Internal Revenue Code. Changes include but are not limited to (a) the reduction of the U.S. corporate income tax rate from 35% to 21% for tax years beginning after December 31, 2017; (b) the transition of U.S. international taxation from a worldwide tax system to a territorial system; and (c) a one-time transition tax on the mandatory deemed repatriation of foreign earnings. The latter two changes are not expected to impact the Company as it does not conduct operations outside the United States of America or have foreign earnings. The change in tax law required the Company to remeasure existing net deferred tax assets using the lower rate in the period of enactment. The Company had de minimis net deferred tax assets that were offset by a full valuation allowance. There were no specific impacts of the Act that could not be reasonably estimated which the Company accounted for under the prior tax law. However, based on a continued analysis of the estimates and further guidance on the application of the law, it is possible that additional revisions may occur throughout the allowable one-year measurement period, as outlined in Staff Accounting Bulletin No. 118.
Loss Per Common Share
Basic net loss per common share is computed by dividing net loss by the weighted average number of vested common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other instruments to issue common stock were exercised or converted into common stock.
Stock-Based Compensation
The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. The fair value of the award is measured on the grant date. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period.
The fair value of the Company’s common stock and Pax Coins were estimated based on an analysis completed by management that considered the cash sales prices of the Pax Coins and common stock as well as the relative characteristics, rights and privileges of the Pax Coins as compared to the common stock.

Commitments and Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There are no such matters as of December 31, 2017.
Subsequent Events
The Company has evaluated subsequent events through the date which the financial statements were available to be issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed.
Recently Issued Accounting Pronouncements
In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842),” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating ASU 2016-02 and its impact on its financial statements.
In June 2018, the FASB issued ASU No. 2018-07, “Compensation — Stock Compensation (Topic 718),” (“ASU 2018-07”). ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for nonemployee share-based payments. Currently, the accounting requirements for nonemployee and employee share-based payment transactions are significantly different. ASU 2018-07 expands the scope of Topic 718, Compensation — Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. This ASU supersedes Subtopic 505-50, Equity — Equity-Based Payments to Nonemployees. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company early adopted ASU 2018-07 effective at its inception.
Note 4 — Payable to Stockholder
As of December 31, 2017, payable to stockholder consisted of  (i) a $12,500 payable to the Company’s CEO in connection with legal fees paid by the CEO on the Company’s behalf and (ii) a $70 payable to a company owned by the Company’s CEO in connection with cash advances made by such company.
Note 5 — Stockholders’ Equity
Authorized Capital
The Company is authorized to issue 100,000,000 shares of common stock, par value of  $0.0001 per share, and 400,000,000 shares of preferred stock, par value of  $0.0001 per share of which 100,000,000 have been designated as Pax Coins Series Preferred Stock. See Note 7 — Subsequent Events — Amendment to Certificate of Incorporation for additional details.
Common Stock
During the period from November 1, 2017 (inception) to December 31, 2017, the Company issued 1,000,000 shares of common stock to its founders for no consideration.
Note 6 — Commitments and Contingencies
During 2017, the Company entered into an engagement agreement with legal counsel to provide legal services in connection with the Company’s formation and initial public offering. Pursuant to the agreement the Company agreed to pay $15,000 and issue 250,000 Pax Coins in exchange for the legal services to be provided. During 2018, the agreement was subsequently amended to include an additional $4,500 payment for additional legal services. During the period from November 1, 2017 (inception) to December 31, 2017, the Company recognized $9,750 of operating expenses related to the agreement. As of December 31, 2017, there was $4,875 of deferred offering costs related to the agreement. During the period from November 1, 2017 (inception) to December 31, 2017, the Company (including payments made on its behalf by the CEO) paid the legal counsel $12,500. Subsequent to December 31, 2017, the Company (including payments made on its behalf by the CEO) paid the legal counsel $7,000. As of December 31, 2017, the Company had yet to issue the 250,000 Pax Coins to the attorney. Of the overall amount accrued relating to this agreement for amounts owed to the attorney at December 31, 2017, the Company determined that the amount associated with the Pax Coins owed was de minimis. At the time the Company issues the 250,000 Pax Coins, the Company could be required to record a loss on the issuance of the Pax Coins in its statement of operations. As of the date these financial statements were issued, the Pax Coins have yet to be issued.
On May 15, 2018, the Company informed the legal counsel that, effective immediately, the agreement had been terminated.
Note 7 — Subsequent Events
Subscription Agreements
On March 1, 2018, the Company entered into an agreement with an investor to issue 10,050 shares of common stock and 50,000 Pax Coins for aggregate consideration of  $100,000, that was received by the Company. The Company issued the 10,050 shares of common stock and 50,000 Pax Coins during the second quarter of 2018.
On May 16, 2018, the Company entered into an agreement with an investor to issue 40,000 Pax Coins for consideration of  $100,000, that was received by the Company. The Company issued the 40,000 Pax Coins during the second quarter of 2018.
On May 21, 2018, the Company entered into an agreement with an investor to issue 1,000 Pax Coins for consideration of  $2,500, that was received by the Company. As of the date these financial statements were issued, the Pax Coins had not been issued
On May 24, 2018, the Company entered into an agreement with an investor to issue 1,000 Pax Coins for consideration of  $2,500, that was received by the Company. As of the date these financial statements were issued, the Pax Coins had not been issued.
Common Stock
On February 21, 2018, the Company granted 5,025 shares of immediately vested common stock as compensation to an employee in connection with past services rendered.
Amended and Restated Certificate of Incorporation
On June 26, 2018, the Company amended and restated its Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) to add the following provisions:
The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 500,000,000, of which 100,000,000 shares shall be designated as Common Stock, having a par value per share of  $0.0001, and 400,000,000 shares shall be designated as Preferred Stock, having a par value per share of  $0.0001.
Common Stock
Voting.   Holders of shares of Common Stock shall have one vote per share of Common Stock held by them.

Dividends.   Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the board of directors, in its sole discretion, from time to time, but only out of the lesser of  (a) the assets of the Company legally available therefor, and (b) the Common Stock Available Dividend Amount, and

shall share ratably in proportion to the number of shares of Common Stock held by them in all such dividends and distributions. Common Stock Available Dividend Amount means, as of any date, an amount equal to the excess of the total assets of the Company legally available for distribution pursuant to the Delaware General Corporation Law, as amended (“DGCL”), less the Preferred Stock Available Dividend Amounts for all then outstanding series of Preferred Stock.
Liquidation.   Subject to and qualified by the rights of the holders of any Preferred Stock, in the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and after the holders of Preferred Stock have received the amounts owed and available for distribution to them, the holders of Common Stock shall be entitled to receive all the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.
Preferred Stock
General.   Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated herein, or in the resolution or resolutions providing for the establishment of such series adopted by the board of directors of the Company as hereinafter provided, and set forth in a certificate of designations filed pursuant to the DGCL (with respect to each such series, the “Preferred Stock Designation”). Authority is hereby expressly granted to the board of directors to issue, from time to time, shares of Preferred Stock in one or more series. In connection with the establishment of any such series, the Preferred Stock Designation shall fix the designation of and the number of shares comprising such series, and such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, if any, including without limitation dividend rights, mandatory and optional redemptions and liquidation rights, as shall be stated in such Preferred Stock Designation, all to the fullest extent permitted by the DGCL and not inconsistent with the other provisions of the Amended and Restated Certificate of Incorporation. Without limiting the generality of the foregoing, the Preferred Stock Designation may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to any other series of Preferred Stock. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may be different from those of any other class or series of capital stock at any time outstanding. Except as otherwise expressly provided in the Preferred Stock Designation, no vote of the holders of shares of Preferred Stock (or any series of Preferred Stock) shall be a prerequisite to the issuance of any shares of any series of Preferred Stock authorized in accordance with the Amended and Restated Certificate of Incorporation. No holder of shares of Preferred Stock shall be entitled to preemptive or subscription rights.

Voting.   Except as otherwise provided in the Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) and as otherwise required by law, holders of shares of Preferred Stock shall have no voting rights.
Dividends.   To the extent specified in the Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) the holders of any series of Preferred Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) in such amount or amounts when, as and if declared thereon by the board of directors, in its sole discretion, from time to time, but only out of the lesser of  (a) the assets of the Company legally available therefor, and (b) the Preferred Stock Available Dividend Amount applicable to such series of Preferred Stock, and shall share ratably in proportion to the number of shares of such series of Preferred Stock held by them in all such dividends and distributions.

Preferred Stock Available Dividend Amount means, as of any date, with respect to any series of Preferred Stock, unless otherwise specified in the corresponding Preferred Stock Designation, an amount equal to the excess of  (a) the total assets of the corresponding underlying assets as of such date less the total liabilities of such underlying assets as of such date, over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of such series of Preferred Stock.
Liquidation.   In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of each series of Preferred Stock outstanding shall be entitled to receive (i) all dividends and other distributions declared on such series of Preferred Stock by the board of directors but not yet paid, plus (ii) an amount equal to the total assets of the corresponding underlying assets related to that series of Preferred Stock less the total liabilities of such underlying assets, in each case ratably in proportion to the number of shares of such series of Preferred Stock held by them; but in such event such holders shall not be entitled to any additional amounts.
Pax Coin
General.   The board of directors established a new series of Preferred Stock, which was designated as the Pax Coin series of Preferred Stock, with 100,000,000 shares of Preferred Stock being designated as Pax Coins. The following are the key terms of the Pax Coins:

Voting.   None.
Dividends.   The Pax Coin series is designed to reflect the economic performance of the real estate owned by the Company, either directly or indirectly through a wholly-owned subsidiary or subsidiaries (the “Pax Real Estate Portfolio”). Provided the Pax Real Estate Portfolio successfully generates revenue, holders of Pax Coins will be entitled to receive dividends when and if declared by the board of directors in its sole discretion. For the avoidance of doubt, holders of Pax Coins do not possess a right to receive a minimum dividend payment amount. However, as holders of Pax Coins are Preferred Stockholders, they may have priority over Common Stockholders if and when a dividend is paid by the Company.
Liquidation.   In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation, the holders of outstanding Pax Coins shall be entitled to receive, if such amounts are available, in full or sufficient for partial satisfaction at the time of the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation: (A) all dividends and other distributions declared on such series by the board of directors but not yet paid, plus (B) an amount equal to the number of Pax Coins outstanding multiplied by $5, in each case ratably in proportion to the number of Pax Coins held by them; but in such event such holders shall not be entitled to any additional amounts.
If upon any such voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation, the assets of the corporation remaining for distribution to holders of Pax Coins shall be insufficient to pay to each holder the full amount to which such holder is entitled hereunder, then all holders of Pax Coins shall share ratably in each distribution of the remaining assets and funds of the corporation, in proportion to the respective amounts that would otherwise have been payable to such holders upon such distribution if the respective amounts to which such holders were entitled hereunder was being paid in full.
Transfer.   No holder of a Pax Coin share shall, directly or indirectly, sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of such shares, in whole or in part, except under circumstances that would constitute compliance with the restrictions imposed by Rule 144 under the Securities Act of 1933, as amended, on the transfer of securities of issuers that are not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company may require in its sole discretion that such circumstances be demonstrated to the Company prior to such disposition, by means of a certification as to the facts of the proposed disposition and any other document or documents, including without limitation an opinion of counsel, as the Company may also require in its sole discretion, each such document being in form and substance satisfactory to the Company in its sole discretion.
Operating Lease
On April 1, 2018, the Company entered into a five-year agreement to lease 1,000 square feet of office space in Middle Village, NY. Monthly lease payments amount to $1,000 per month for the first year and will increase by 3% every subsequent year for the duration of the lease for a total of approximately $64,000 for the total term of the lease.
Executive Compensation
Effective February 1, 2018, the Company’s CEO began earning a monthly salary of  $4,000 per month, or $48,000 annually.
Effective February 1, 2018, the Company’s Chief Strategy Officer (“CSO”) began earning a monthly salary of  $5,000 per month, or $60,000 annually.
Effective March 1, 2018, the Company’s Creative Director began earning a monthly salary of  $2,000 per month, or $24,000 annually.
Effective June 1, 2018, the Company’s Chief Financial Officer began earning a monthly salary of $2,000 per month, or $24,000 annually.
On June 15, 2018, the Company issued 500,000 Pax Coins each to the Company’s CEO and the CSO.

The Praetorian Group, Inc.
Condensed Balance Sheets
	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Current Assets:
Cash	$66,393	$12
Prepaid legal fees	3,624	—
Total Current Assets	70,017	12
Deferred offering costs	19,173	4,875
Total Assets	$89,190	$4,887
Liabilities and Stockholders’ Deficiency
Current Liabilities:
Accrued compensation	$192,600	$—
Accrued legal fees	—	2,125
Payable to stockholder	14,572	12,570
Accrued issuable equity	100,000	—
Total Current Liabilities	307,172	14,695
Commitments and contingencies
Stockholders’ Deficiency:
Preferred stock, $0.0001 par value; 400,000,000 shares authorized; Pax Coin Series, 100,000,000 shares designated; 0 coins issued and outstanding at March 31, 2018 and December 31, 2017	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 1,005,025 and 1,000,000 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	101	100
Additional paid-in capital	49,999	—
Accumulated deficit	(268,082)	(9,908)
Total Stockholders’ Deficiency	(217,982)	(9,808)
Total Liabilities and Stockholders’ Deficiency	$89,190	$4,887

See notes to these unaudited condensed financial statements.

The Praetorian Group, Inc.
Condensed Statement of Operations
For The Three Months Ended March 31, 2018
(unaudited)
Operating Expenses:
Compensation	$71,600
Research and development	180,000
Marketing and promotion	4,294
General and administrative	2,280
Total Operating Expenses	258,174
Net Loss	$(258,174)
Net Loss Per Share
– Basic and Diluted	$(0.26)
Weighted Average Number of Common Shares Outstanding
– Basic and Diluted	1,002,122

See notes to these unaudited condensed financial statements.

The Praetorian Group, Inc.
Condensed Statement of Cash Flows
For The Three Months Ended March 31, 2018
(unaudited)
Cash Flows From Operating Activities:
Net loss	$(258,174)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	50,000
Changes in operating assets and liabilities:
Prepaid legal fees	(3,624)
Accrued compensation	192,600
Accrued legal fees	(2,125)
Net Cash Used In Operating Activities	(21,323)
Cash Flows From Financing Activities:
Payment of offering costs	(12,296)
Proceeds from sale of Pax Coins and common stock	100,000
Net Cash Provided By Financing Activities	87,704
Net Increase In Cash	66,381
Cash – Beginning of Period	12
Cash – End of Period	$66,393
Supplemental Disclosures of Cash Flow Information:
Non-cash investing and financing activities:
Payment of legal fees by stockholder	$2,002

See notes to these unaudited condensed financial statements.

THE PRAETORIAN GROUP, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2018
Note 1 — Business Organization, Nature of Operations and Basis of Presentation
The Praetorian Group, Inc. (“Praetorian” or the “Company”) was incorporated on November 1, 2017 under the laws of the State of Delaware. The Company has selected December 31 as its year-end. To date, the Company’s efforts have focused upon developing the blockchain-based technology necessary to issue its coins (“Pax Coins”) in its initial public offering (“IPO”). However, the Company ultimately intends to pursue a two-phase business model.
In the first phase of the Company’s business model, the Company will seek to acquire residential and commercial real estate properties that are either undervalued and/or located in gentrifying locations. The Company expects that it will create positive cash flows by upgrading and renting out the properties that the Company acquires. The Company plans to use a combination of cash (including the proceeds of its IPO), debt instruments and cryptocurrencies (including its own coins) to acquire real estate. The Company has not acquired any real estate holdings and there can be no assurances that it will successfully identify or acquire any real estate property that fits within its business model.
In the second phase of the Company’s business model, the Company intends to create a digital asset wallet that will enable users to spend cryptocurrency anywhere in the world by utilizing their smartphone or a universal debit card. The Company believes that the tenants of its real estate properties may function as the first user base for its digital asset wallet products. Once the Company has successfully set up its debit network and has perfected the user experience, it will undergo a “referral-based program” where similar to the “PayPal” model it will grow its debit network through referrals and rewards. The Company plans to offer rewards to users who refer their network to the debit platform in the form of a fraction of a Pax Coin for each referral. The Company believes that this growth model is the strongest way to build its debit network but, the Company will seek other avenues of growth alongside of its referral-based strategy. There can be no assurances that the referral strategy, or any other strategy that is undertaken by the Company, will lead to growth in its user base or the success of its operations. Furthermore, there can be no assurance that the Company will ever progress in its business model to commence this second phase.
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed financial statements of the Company as of March 31, 2018 and for the three months ended March 31, 2018. The results of operations for the three months ended March 31, 2018 are not necessarily indicative of the operating results expected for the full year ending December 31, 2018 or any other period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related disclosures of the Company as of December 31, 2017 and for the period from November 1, 2017 (Inception) to December 31, 2017, which are included elsewhere in this registration statement.
Effective June 26, 2018, the Company amended and restated its Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”). All share and per share information has been retroactively adjusted to reflect the Amended and Restated Certificate of Incorporation for all periods presented. See Note 5 — Stockholder’s Equity — Authorized Capital and Note 7 — Subsequent Events — Amendment to Certificate of Incorporation for additional details.

Note 2 — Going Concern
As of March 31, 2018, the Company had cash, a working capital deficit and an accumulated deficit of $66,393, $237,155 and $268,082, respectively. During the three months ended March 31, 2018, the Company incurred a net loss of  $258,174. Subsequent to March 31, 2018, the Company received aggregate proceeds of  $105,000 in connection with agreements to sell its common stock and Pax Coins. See Note 7 — Subsequent Events — Subscription Agreements for additional details. The Company’s business plan is dependent on the completion of an IPO as the Company’s cash and working capital as of March 31, 2018 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within a year after the issuance date of these financial statements.
The accompanying unaudited condensed financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The unaudited condensed financial statements do not include any adjustment that might become necessary should the Company be unable to continue as a going concern.
Note 3 — Summary of Significant Accounting Policies
The Company’s significant accounting policies are disclosed in Note 3 — Summary of Significant Accounting Policies in the Company’s notes to financial statements for the period from November 1, 2017 (Inception) to December 31, 2017, which are included elsewhere in this registration statement. There have been no material changes to the Company’s significant accounting policies, except as disclosed below.
Deferred Offering Costs
Deferred offering costs consist of direct, incremental professional fees incurred in connection with the Company’s IPO. As of March 31, 2018, there were deferred offering costs in the amount of  $19,173, of which, $9,835 was related to legal fees that were paid by the Company’s Chief Executive Officer (“CEO”) on behalf of the Company and $9,338 was related to costs paid to the Securities and Exchange Commission (“SEC”) to register the Pax Coins. Upon the closing of the IPO, the deferred offering costs will be offset against the proceeds of the IPO.
Research and Development
Research and development expenses are charged to operations as incurred. The Company records prepaid expenses on its balance sheet for the payment of research and development expenses in advance of services being provided.
Subsequent Events
The Company has evaluated subsequent events through the date which the financial statements were available to be issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed.
Note 4 — Accrued Issuable Equity
On March 1, 2018, the Company entered into an agreement with an investor to issue 10,050 shares of common stock and 50,000 Pax Coins for aggregate consideration of  $100,000. As of March 31, 2018 the common stock and Pax Coins had not been issued and, as a result, the $100,000 of consideration was recorded as accrued issuable equity on the condensed balance sheet. Subsequent to March 31, 2018, the Company issued the 10,050 shares of common stock and 50,000 Pax Coins.
Note 5 — Stockholders’ Equity
Authorized Capital
The Company is authorized to issue 100,000,000 shares of common stock, par value of  $0.0001 per share, and 400,000,000 shares of preferred stock, par value of  $0.0001 per share of which 100,000,000 have been designated as Pax Coins Series Preferred Stock. See Note 7 — Subsequent Events — Amendment to Certificate of Incorporation for additional details.
Common Stock
On February 21, 2018, the Company granted 5,025 shares of immediately vested common stock as compensation for services previously rendered to an employee with a grant date fair value of  $50,000, which was recognized immediately.
Note 6 — Commitments and Contingencies
During 2017, the Company entered into an engagement agreement with legal counsel to provide legal services in connection with the Company’s formation and initial public offering. Pursuant to the agreement the Company agreed to pay $15,000 and issue 250,000 Pax Coins in exchange for the legal services to be provided. During 2018, the agreement was subsequently amended to include an additional $4,500 payment for additional legal services. As of March 31, 2018, there was $9,750 of deferred offering costs related to the agreement. During the three months ended March 31, 2018, the Company (including payments made on its behalf by the CEO) paid the legal counsel $7,000. As of March 31, 2018, the Company had yet to issue the 250,000 Pax Coins to the attorney. Of the overall amount accrued relating to this agreement for amounts owed to the attorney at March 31, 2018, the Company determined that the amount associated with the Pax Coins owed was de minimis. At the time the Company issues the 250,000 Pax Coins, the Company could be required to record a loss on the issuance of the Pax Coins in its statement of operations. As of the date these financial statements were issued, the Pax Coins have yet to be issued.
On May 15, 2018, the Company informed the legal counsel that, effective immediately, the agreement had been terminated.
Effective February 1, 2018, the Company’s CEO began earning a monthly salary of  $4,000 per month, or $48,000 annually. Effective February 1, 2018, the Company’s Chief Strategy Officer (“CSO”) began earning a monthly salary of  $5,000 per month, or $60,000 annually. Effective March 1, 2018, the Company’s Creative Director began earning a monthly salary of  $2,000 per month, or $24,000 annually. During the three months ended March 31, 2018, the Company recognized payroll expense of  $20,000 related to the compensation arrangements. As of March 31, 2018, there was $8,000 of unpaid payroll that was included within accrued expenses on the condensed balance sheet.
Note 7 — Subsequent Events
Subscription Agreements
On May 16, 2018, the Company entered into an agreement with an investor to issue 40,000 Pax Coins for consideration of  $100,000, that was received by the Company. Subsequent to March 31, 2018, the Company issued the 40,000 Pax Coins.
On May 21, 2018, the Company entered into an agreement with an investor to issue 1,000 Pax Coins for consideration of  $2,500, that was received by the Company. As of the date these financial statements were issued, the Pax Coins had not been issued.
On May 24, 2018, the Company entered into an agreement with an investor to issue 1,000 Pax Coins for consideration of  $2,500, that was received by the Company. As of the date these financial statements were issued, the Pax Coins had not been issued.
Amendment to Certificate of Incorporation
On June 26, 2018, the Company amended and restated its Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) to add the following provisions:
The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 500,000,000, of which 100,000,000 shares shall be designated as Common Stock, having a par value per share of  $0.0001, and 400,000,000 shares shall be designated as Preferred Stock, having a par value per share of  $0.0001.

Common Stock	Voting. Holders of shares of Common Stock shall have one vote per share of Common Stock held by them.
Dividends. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the board of directors, in its sole discretion, from time to time, but only out of the lesser of (a) the assets of the Company legally available therefor, and (b) the Common Stock Available Dividend Amount, and shall share ratably in proportion to the number of shares of Common Stock held by them in all such dividends and distributions. Common Stock Available Dividend Amount means, as of any date, an amount equal to the excess of the total assets of the Company legally available for distribution pursuant to the Delaware General Corporation Law, as amended (“DGCL”), less the Preferred Stock Available Dividend Amounts for all then outstanding series of Preferred Stock.
Liquidation. Subject to and qualified by the rights of the holders of any Preferred Stock, in the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and after the holders of Preferred Stock have received the amounts owed and available for distribution to them, the holders of Common Stock shall be entitled to receive all the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.
Preferred Stock	General. Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated herein, or in the resolution or resolutions providing for the establishment of such series adopted by the board of directors of the Company as hereinafter provided, and set forth in a certificate of designations filed pursuant to the DGCL (with respect to each such series, the “Preferred Stock Designation”). Authority is hereby expressly granted to the board of directors to issue, from time to time, shares of Preferred Stock in one or more series. In connection with the establishment of any such series, the Preferred Stock Designation shall fix the designation of and the number of shares comprising such series, and such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, if any, including without limitation dividend rights, mandatory and optional redemptions and liquidation rights, as shall be stated in such Preferred Stock Designation, all to the fullest extent permitted by the DGCL and not inconsistent with the other provisions of the Amended and Restated Certificate of Incorporation. Without limiting the generality of the foregoing, the Preferred Stock Designation may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to any other series of Preferred Stock. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may be different from those of any other class or series of capital stock at any time outstanding. Except as otherwise expressly provided in the Preferred Stock Designation, no vote of the holders of shares of Preferred Stock (or any series of Preferred Stock) shall be a prerequisite to the issuance of any shares of any series of Preferred Stock authorized in accordance with the Amended and Restated Certificate of Incorporation. No holder of shares of Preferred Stock shall be entitled to preemptive or subscription rights.
Voting. Except as otherwise provided in the Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) and as otherwise required by law, holders of shares of Preferred Stock shall have no voting rights.

Dividends. To the extent specified in the Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) the holders of any series of Preferred Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) in such amount or amounts when, as and if declared thereon by the board of directors, in its sole discretion, from time to time, but only out of the lesser of (a) the assets of the Company legally available therefor, and (b) the Preferred Stock Available Dividend Amount applicable to such series of Preferred Stock, and shall share ratably in proportion to the number of shares of such series of Preferred Stock held by them in all such dividends and distributions. Preferred Stock Available Dividend Amount means, as of any date, with respect to any series of Preferred Stock, unless otherwise specified in the corresponding Preferred Stock Designation, an amount equal to the excess of (a) the total assets of the corresponding underlying assets as of such date less the total liabilities of such underlying assets as of such date, over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of such series of Preferred Stock.
Liquidation. In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of each series of Preferred Stock outstanding shall be entitled to receive (i) all dividends and other distributions declared on such series of Preferred Stock by the board of directors but not yet paid, plus (ii) an amount equal to the total assets of the corresponding underlying assets related to that series of Preferred Stock less the total liabilities of such Underlying Assets, in each case ratably in proportion to the number of shares of such series of Preferred Stock held by them; but in such event such holders shall not be entitled to any additional amounts.
Pax Coin	General. The board of directors established a new series of Preferred Stock, which was designated as the Pax Coin series of Preferred Stock, with 100,000,000 shares of Preferred Stock being designated as Pax Coins. The following are the key terms of the Pax Coins:
Voting. None.
Dividends. The Pax Coin series is designed to reflect the economic performance of the real estate owned by the Company, either directly or indirectly through a wholly-owned subsidiary or subsidiaries (the “Pax Real Estate Portfolio”). Provided the Pax Real Estate Portfolio successfully generates revenue, holders of Pax Coins will be entitled to receive dividends when and if declared by the board of directors in its sole discretion. For the avoidance of doubt, holders of Pax Coins do not possess a right to receive a minimum dividend payment amount. However, as holders of Pax Coins are Preferred Stockholders, they may have priority over Common Stockholders if and when a dividend is paid by the Company.
Liquidation. In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation, the holders of outstanding Pax Coins shall be entitled to receive, if such amounts are available, in full or sufficient for partial satisfaction at the time of the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation: (A) all dividends and other distributions declared on such series by the board of directors but not yet paid, plus (B) an amount equal to the number of Pax Coins outstanding multiplied by $5, in each case ratably in proportion to the number of Pax Coins held by them; but in such event such holders shall not be entitled to any additional amounts.
If upon any such voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation, the assets of the corporation remaining for distribution to holders of Pax Coins shall be insufficient to pay to each holder the full amount to which such holder is entitled hereunder, then all holders of Pax Coins shall share ratably in each distribution of the remaining assets and funds of the corporation, in proportion to the respective amounts that would otherwise have been payable to such holders upon such distribution if the respective amounts to which such holders were entitled hereunder was being paid in full.
Transfer. No holder of a Pax Coin share shall, directly or indirectly, sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of such shares, in whole or in part, except under circumstances that would constitute compliance with the restrictions imposed by Rule 144 under the Securities Act of 1933, as amended, on the transfer of securities of issuers that are not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company may require in its sole discretion that such circumstances be demonstrated to the Company prior to such disposition, by means of a certification as to the facts of the proposed disposition and any other document or documents, including without limitation an opinion of counsel, as the Company may also require in its sole discretion, each such document being in form and substance satisfactory to the Company in its sole discretion.
Operating Lease
On April 1, 2018, the Company entered into a five-year agreement to lease 1,000 square feet of office space in Middle Village, NY. Monthly lease payments amount to $1,000 per month for the first year and will increase by 3% every subsequent year for the duration of the lease for a total of approximately $64,000 for the total term of the lease.
Executive Compensation
Effective June 1, 2018, the Company’s Chief Financial Officer began earning a monthly salary of $2,000 per month, or $24,000 annually.
On June 15, 2018, the Company issued 500,000 Pax Coins each to the Company’s CEO and the CSO.

15,000,000 Coins
THE PRAETORIAN GROUP, INC.

PROSPECTUS

Prospectus Dated            , 2018.
Through and including            , 2018 (25 days after the date of this prospectus), all dealers that effect transactions in our coins, whether or not participating in this Offering, may be required to deliver a prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The following table sets forth all costs and expenses payable by the Company in connection with the sale of the Pax Coins being registered. All amounts shown are estimates except for the SEC registration fee, the Financial Industry Regulatory Authority (“FINRA”) if applicable, filing fee and the exchange listing fee.
Amount to be Paid
SEC registration fee	$9,337.50(1)
FINRA filing fee (if applicable)	*
OTCQB application fee	*
Blue sky fees and expenses	*
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Miscellaneous fees and expenses	*
Total

*
To be filed by amendment.

(1)
Previously paid.

Item 14.   Indemnification of Directors and Officers.
The Company is incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
As permitted by the Delaware General Corporation Law, the Company’s Amended and Restated Certificate of Incorporation and bylaws provide that: (a) the Company is authorized to indemnify its directors and officers (and any other persons whom applicable law permits) to the fullest extent permitted by Delaware law, and (b) (i) the Company is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) it shall eliminate monetary damages for directors to the fullest extent possible under applicable law.

See the undertakings set forth in response to Item 17 herein.
Item 15.   Recent Sales of Unregistered Securities.
The following list sets forth information regarding all unregistered securities issued by the Company since November 1, 2017 through the date of the prospectus that is a part of this registration statement:
On November 1, 2017, the Company issued 500,000 shares of common stock to Gerard Marrone, the Company’s Chief Executive Officer and Chairman. On the same date, the Company issued 500,000 shares of common stock to Louis Adimando, the Company’s Chief Strategy Officer and member of the board of directors.
On June 15, 2018, the Company issued 500,000 coins to Gerard Marrone, the Company’s Chief Executive Officer and Chairman. On the same date, the Company issued 500,000 coins to Louis Adimando, the Company’s Chief Strategy Officer and member of the board of directors.
On June 15, 2018, the Company issued 40,000 coins to Pina Ferruccio at an aggregate purchase price of  $100,000.
On June 15, 2018, the Company issued 50,000 coins and 10,050 shares of common stock to Sal Pluchino at an aggregate purchase price of  $100,000.
The offers, sales and issuances of the securities described in the preceding paragraph were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.
Item 16.   Exhibits and Financial Statement Schedules.
(a) Exhibits
Exhibit Number	Description of Document
3.1	Amended and Restated Certificate of Incorporation
3.2	Bylaws
4.1	Form of stock certificate and/or digital signature for coins*
5.1	Opinion of Waller Lansden Dortch & Davis, LLP*
10.1	Office Lease, dated as of April 12, 2018
10.2	Agreement with decentsea*
10.3	Form of Escrow Agreement with VStock Transfer, LLC*
23.1	Consent of Marcum, LLP, independent registered public accounting firm
23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1) *

*
To be filed by amendment.

(b) Financial Statement Schedules
No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or related notes, which are included herein.
Item 17.   Undertakings.
The undersigned hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8 of Form 10-K at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middle Village, New York, on the 2nd day of July, 2018.
THE PRAETORIAN GROUP, INC.
By:	/s/ Gerard Marrone
Gerard Marrone Chief Executive Officer and Chairman
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Gerard Marrone Gerard Marrone	Chief Executive Officer and Chairman (Principal Executive Officer)	July 2, 2018
/s/ Mark Rubin Mark Rubin	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 2, 2018
/s/ Louis Adimando Louis Adimando	Chief Strategy Officer and Director	July 2, 2018